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                                                                    EXHIBIT 99.1

                                                                  EXECUTION COPY

                           PURCHASE AND SALE AGREEMENT

                                  by and among

                             HUB U.S. HOLDINGS, INC.

                            HUB INTERNATIONAL LIMITED

                                       and

                         CITIZENS BANK OF MASSACHUSETTS

                          CITIZENS BANK OF PENNSYLVANIA

                           COURT STREET HOLDINGS, INC.

                         CITIZENS FINANCIAL GROUP, INC.

                            Dated as of March 1, 2006

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                                TABLE OF CONTENTS

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                                                                                                                        PAGE
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1.       THE PURCHASE............................................................................................         1
         1.1      Purchase of Interests..........................................................................         1
         1.2      Certain Excluded Assets and Liabilities........................................................         2

2.       PURCHASE PRICE..........................................................................................         2
         2.1      Purchase Price.................................................................................         2
         2.2      Estimated Closing Date Balance Sheets..........................................................         2
         2.3      Post Closing Adjustment........................................................................         2
         2.4      Earn-out.......................................................................................         3
         2.5      Reconciliation Procedures......................................................................         4
         2.6      Closing........................................................................................         5
         2.7      Transfer Taxes.................................................................................         5

3.       REPRESENTATIONS AND WARRANTIES OF THE SELLERS...........................................................         5
         3.1      Organization...................................................................................         5
         3.2      Capitalization.................................................................................         5
         3.3      Authorization; Validity of Agreement...........................................................         7
         3.4      No Violations; Consents and Approvals..........................................................         7
         3.5      Financial Statements...........................................................................         8
         3.6      Absence of Certain Changes.....................................................................         8
         3.7      Litigation.....................................................................................        10
         3.8      Compliance with Law............................................................................        10
         3.9      Licenses and Permits...........................................................................        11
         3.10     Employee Benefit Plans; ERISA..................................................................        11
         3.11     Real Property..................................................................................        13
         3.12     Intellectual Property; Computer Software.......................................................        15
         3.13     Tangible Personal Property.....................................................................        16
         3.14     Material Contracts.............................................................................        16
         3.15     Taxes..........................................................................................        17
         3.16     Environmental Matters..........................................................................        18
         3.17     Affiliated Party Transactions..................................................................        18
         3.18     No Undisclosed Liabilities.....................................................................        19
         3.19     Absence of Sensitive Payments..................................................................        20
         3.20     No Brokers or Finder's Fees....................................................................        20
         3.21     Receivables....................................................................................        20
         3.22     Insurance......................................................................................        20
         3.23     Delivery of Documents; Corporate Records.......................................................        21
         3.24     Bank Accounts..................................................................................        21
         3.25     Labor and Employment Matters...................................................................        21
         3.26     Managers and Officers..........................................................................        22
         3.27     Accredited Investors...........................................................................        22
         3.28     Redistribution of Earn-Out Shares..............................................................        22
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4.       REPRESENTATIONS AND WARRANTIES OF THE BUYER.............................................................        23
         4.1      Organization of the Buyer......................................................................        23
         4.2      Authorization; Validity of Agreement...........................................................        23
         4.3      No Violations; Consents and Approvals..........................................................        23
         4.4      Litigation.....................................................................................        24
         4.5      Financing......................................................................................        24
         4.6      No Broker's or Finder's Fees...................................................................        24
         4.7      Earn-out Shares................................................................................        24
         4.8      SEC Filings....................................................................................        24
         4.9      Financial Statements...........................................................................        24
         4.10     Investment Company Act.........................................................................        25
         4.11     Similar Offerings..............................................................................        25
         4.12     No General Solicitation........................................................................        25
         4.13     No Registration Required.......................................................................        25

5.       OTHER AGREEMENTS OF THE PARTIES.........................................................................        25
         5.1      Noncompete; Non Solicitation of Employees; etc.................................................        25
         5.2      Employee Wages Tax Reporting...................................................................        27
         5.3      Change of Name.................................................................................        27
         5.4      Conduct of Business............................................................................        28
         5.5      Access and Information; Further Assurances.....................................................        30
         5.6      Public Statements..............................................................................        31
         5.7      Employment Matters.............................................................................        31
         5.8      Certain Post-Closing Costs.....................................................................        33
         5.9      Real Estate Matters............................................................................        34
         5.10     Provision of Financial Information.............................................................        34
         5.11     Other Acquisition Proposals....................................................................        34
         5.12     Confidentiality................................................................................        35
         5.13     Tax Matters....................................................................................        35
         5.14     Purchase Price Allocation......................................................................        37
         5.15     Reporting Requirements; Integration............................................................        37
         5.16     Other Transaction Documents....................................................................        38
         5.17     Errors and Omissions...........................................................................        38
         5.18     Transfer of Personal Property and Casualty Business............................................        38
         5.19     Amounts Due from Certain Producers.............................................................        38
         5.20     License Reinstatements.........................................................................        38
         5.21     Other Actions..................................................................................        38

6.       CONDITIONS PRECEDENT TO CLOSING.........................................................................        38
         6.1      Conditions Precedent to the Buyer's Obligations to Close.......................................        38
         6.2      Condition Precedent to the Sellers' and Parent's Obligations to Close..........................        40
         6.3      No Prohibitions................................................................................        41

7.       INDEMNIFICATION.........................................................................................        41
         7.1      Survival of Representations, Warranties, Covenants and Agreements..............................        41
         7.2      Indemnification by the Sellers.................................................................        42
         7.3      Indemnification by the Buyer...................................................................        43
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         7.4      Limitations on Liability.......................................................................        44
         7.5      Indemnification Procedures.....................................................................        45
         7.6      No Double Recovery.............................................................................        47
         7.7      Tax Treatment of Indemnity Payments............................................................        47

8.       TERMINATION.............................................................................................        47
         8.1      Termination of Agreement.......................................................................        47
         8.2      Obligations; Survival..........................................................................        48

9.       DEFINITIONS.............................................................................................        49

10.      MISCELLANEOUS...........................................................................................        61
         10.1     Transaction Fees and Expenses..................................................................        61
         10.2     Notices........................................................................................        61
         10.3     Amendments.....................................................................................        63
         10.4     Waiver.........................................................................................        63
         10.5     Governing Law..................................................................................        63
         10.6     Severability...................................................................................        63
         10.7     Force Majeure..................................................................................        63
         10.8     Successors and Assigns.........................................................................        63
         10.9     Usage..........................................................................................        63
         10.10    Entire Agreement; Ambiguities..................................................................        64
         10.11    Section Headings...............................................................................        64
         10.12    Counterparts...................................................................................        64
         10.13    No Personal Liability..........................................................................        64
         10.14    No Third Party Beneficiaries...................................................................        64
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                                    SCHEDULES

Schedule 1.2            Excluded Assets and Liabilities

Schedule 2.4            Earn-out Schedule and Criteria

Schedule 3.1            Domestic and Foreign Corporation Qualifications

Schedule 3.2(a)         Capitalization of the Companies

Schedule 3.2(b)         Capitalization of the Subsidiaries

Schedule 3.2(c)         Other Interests of the Companies

Schedule 3.4(a)         Sellers' Violations

Schedule 3.4(b)         Sellers' Required Consents

Schedule 3.6            Absence of Certain Changes

Schedule 3.9            Licenses and Permits

Schedule 3.10(a)        Employee Benefit Plans

Schedule 3.10(j)        Payroll Practices and Severance Plans

Schedule 3.11(a)        Owned Real Property

Schedule 3.11(b)        Leased Real Property

Schedule 3.12(a)        Intellectual Property

Schedule 3.13           Tangible Personal Property

Schedule 3.14           Material Contracts

Schedule 3.15           Taxes

Schedule 3.16(a)        Environmental Matters

Schedule 3.24           Bank Accounts

Schedule 3.25           Employee Matters

Schedule 3.26           Managers, Directors and Officers

Schedule 4.3(a)         Buyer Violations

Schedule 4.3(b)         Buyer Required Consents

Schedule 4.4            Litigation

Schedule 5.4            Conduct of Business

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Schedule 5.7(a)         Existing Employment Agreements

Schedule 5.18           Transfer of Charter One Insurance Agency, Inc. Business

                                        v
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                                    EXHIBITS

Exhibit A            Form of Tangible Net Worth Statement.

Exhibit B            Strategic Alliance Terms.

                                       vi
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                           PURCHASE AND SALE AGREEMENT

      PURCHASE AND SALE AGREEMENT (the "Agreement"), dated as of March 1, 2006, by and among Hub U.S. Holdings, Inc., a Delaware corporation (the "Buyer"), Hub International Limited, a corporation incorporated under the laws of Canada ("HIL") (solely with respect to Section 5.15), Citizens Bank of Massachusetts, a Massachusetts-chartered trust company ("CBMA"), Citizens Bank of Pennsylvania, a Pennsylvania-chartered savings bank ("CBPA"), and Court Street Holdings, Inc., a Massachusetts corporation ("CSH") (each of CBPA, CBMA and CSH a "Seller" and collectively, the "Sellers"), and Citizens Financial Group, Inc., a Delaware corporation ("Parent") of which the Sellers are each direct wholly owned subsidiaries.

      WHEREAS, CBMA owns all of the outstanding membership interests of The Feitelberg Company LLC, a Delaware limited liability company ("Feitelberg");

      WHEREAS, CBMA owns 99.99% of the outstanding membership interests of Brewer & Lord LLC, a Massachusetts limited liability company ("B & L"), and CSH owns the remaining outstanding membership interests of B & L;

      WHEREAS, CBPA owns all of the outstanding membership interests of Citizens Clair Insurance Agency, LLC, a Pennsylvania limited liability company ("Citizens Clair");

      WHEREAS, the Sellers desire to sell to the Buyer all of their respective membership interests representing 100% of the outstanding membership interests in each of the Companies ("Interests") on the terms and conditions provided herein;

      WHEREAS, the Buyer wishes to purchase the Interests and to assume the obligations of the Sellers with respect to the Companies on the terms and conditions provided herein; and

      WHEREAS, the parties expect to enter into a separate agreement, that will provide for cross-marketing of banking and insurance business between the Buyer and its Affiliates on the one hand, and Parent, the Sellers and certain of their Affiliates on the other after the Closing Date (the "Strategic Alliance Agreement").

      NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Buyer, each Seller and Parent (to the extent set forth below) hereby agree as follows:

      1. THE PURCHASE

            1.1 Purchase of Interests. Upon the terms and subject to the conditions set forth in this Agreement, on the Closing Date, each Seller shall sell, assign, transfer, convey and deliver their respective Interests to the Buyer, and the Buyer shall purchase all of the Sellers' rights, titles and interests in and to all of the Interests, free and clear of any Encumbrances. At the Closing, each Seller will deliver to the Buyer (a) the documents or certificates required by this Agreement and (b) such other documents as may be reasonably required by the Buyer to effect a valid transfer of the Interests by the Sellers to the Buyer.

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            1.2 Certain Excluded Assets and Liabilities. The Sellers shall not sell or assign and the Buyer shall not purchase or assume, the assets, liabilities and obligations set forth in Schedule 1.2 ("Excluded Assets and Liabilities"), and accordingly, the Excluded Assets and Liabilities shall be transferred out of Feitelberg, B & L, and Citizens Clair, as appropriate, prior to Closing.

      2. PURCHASE PRICE.

            2.1 Purchase Price. In consideration of the sale by the Sellers of all of the Interests on the terms and conditions provided herein to the Buyer, and in reliance upon the representations and warranties of the Sellers contained herein and subject to the satisfaction of all of the conditions contained herein, the Buyer agrees to pay the Sellers, at the Closing, an aggregate amount, in cash, equal to Eighty Million U.S. dollars ($80,000,000), subject to adjustment in accordance with Section 2.3, by wire transfer of immediately available funds to an account or accounts designated by the Sellers, at least three (3) business days prior to Closing, or to be paid as otherwise reasonably directed by the Sellers at least three (3) business days prior to the Closing.

            2.2 Estimated Closing Date Balance Sheets. Five (5) business days prior to the Closing, each Company shall deliver to the Buyer estimated balance sheets as of the Closing Date (as aggregated, the "Estimated Closing Date Balance Sheets") and an exhibit for the Tangible Net Worth Statement as of the Closing Date, substantially in the form attached hereto as Exhibit A, which Exhibit sets forth the Tangible Net Worth as of December 31, 2005. The parties intend that the Tangible Net Worth as of the Closing Date will be calculated consistent with and substantially on the same basis as Exhibit A attached hereto or otherwise as mutually agreed upon by the parties.

            2.3 Post Closing Adjustment.

                  (a) Within ninety (90) days of the Closing, the Buyer shall have conducted a financial review of each Company, and delivered to the Sellers a statement (including supporting evidence reasonably acceptable to the Sellers) setting forth the Tangible Net Worth as of the Closing Date. Subject to Section 2.5, the Sellers, by no later than the thirtieth (30th) day after receiving the aforesaid statement, shall notify the Buyer in writing that the Sellers agree with such financial review, in which case such Tangible Net Worth shall be the "Audited Tangible Net Worth" for purposes of Section 2.3(b).

                  (b) In the event that the Audited Tangible Net Worth (as
            determined in Sections 2.3(a) and 2.5) exceeds Three Million U.S. Dollars ($3,000,000) (the "Targeted Tangible Net Worth"), the Buyer shall be obligated to pay the Sellers an amount in addition to the Purchase Price (within ninety (90) days of the Closing), in cash, equal to the amount by which the Audited Tangible Net Worth exceeds the Targeted Tangible Net Worth. In the event that the Audited Tangible Net Worth is less than the Targeted Tangible Net Worth, the Sellers shall be obligated to pay the Buyer (within ninety (90) days of the Closing), and be jointly and severally liable for an amount, in cash, equal to the

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            amount by which the Audited Tangible Net Worth is less than the
            Targeted Tangible Net Worth. The adjustments referred to in the previous two sentences are hereinafter referred to as the "Audit Adjustment."

            2.4 Earn-out.

                  (a) Subject to Sections 2.4(b) and 2.5, as determined on each
            Anniversary Date, the Buyer shall pay, in cash or shares of HIL Common Stock, to the Sellers an amount determined in accordance with
            Schedule 2.4 (each, an "Earn-out Payment" and collectively, the "Earn-out Payments"). The aggregate amount to be paid pursuant to the preceding sentence shall not exceed Twenty Four Million Seven Hundred and Fifty Thousand U.S. dollars ($24,750,000). As soon as practicable following each of the respective Anniversary Dates, the Buyer shall cause the preparation of a calculation of the Earn-out Payment relating to such Anniversary Date (each, an "Earn-out Calculation"). The Earn-out Calculation for each such year shall be delivered promptly to the Sellers following its completion, but in no event later than ninety (90) calendar days after each of the respective Anniversary Dates. The Buyer shall pay to the Sellers on or before the tenth (10th) business day following the date on which such amount becomes final and conclusive pursuant to the terms hereof (such dates, respectively, the "2007 Earn-out Payment Date," the "2008 Earn-out Payment Date" and the "2009 Earn-out Payment Date"). The number (adjusted, as appropriate, to reflect any stock split, reverse stock split or similar transaction effected by HIL that occurred between the tenth (10th) trading day immediately prior to an Anniversary Date and the following 2007 Earn-out Payment Date, the 2008 Earn-out Payment Date or the 2009 Earn-out Payment Date, as applicable) of Earn-out Shares (as defined in Section 3.28) shall be determined based upon the average per share closing sale price of HIL Common Stock as reported on the New York Stock Exchange Composite Transaction Reporting System for the twenty (20) consecutive trading day period that ends on the tenth (10th) trading day immediately preceding each of the respective Anniversary Dates.

                  (b) "2006 Income" shall mean contingent commissions, override commissions and bonus income paid after the Closing Date in 2006 for the 2005 performance of the Companies. In the event that, as of December 31, 2006, the 2006 Income to which the Companies are entitled (the "Actual 2006 Income") is less than Three Million U.S. dollars ($3,000,000) (the "Targeted Contingent Payments"), the Buyer may reduce the first Earn-out Payment by an amount equal to that obtained by subtracting the Actual 2006 Income from the Targeted Contingent Payments. If the difference between the Actual 2006 Income and the Targeted Contingent Payments is greater than the first Earn-out Payment, such additional amount shall be deducted from the second Earn-Out Payment. If the difference between the Actual 2006 Income and the Targeted Contingent Payments is greater than the sum of the first Earn-Out Payment and the second Earn-Out Payment, without giving effect to any deductions pursuant to this
            Section 2.4, such additional amount shall be deducted from the third Earn-out Payment. If the difference between the Actual 2006 Income and the Targeted

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            Contingent Payments is greater than the total Earn-out Payments without giving effect to any deductions pursuant to this Section 2.4, such additional amount shall be paid to the Buyer by the Sellers and the Sellers shall be jointly and severally liable for such obligation.

            2.5 Reconciliation Procedures.

                  (a) In the event that the Sellers do not agree with (i) the results of the financial review conducted by the Buyer in connection with Section 2.3(a) or (ii) any Earn-out Calculation, the Sellers shall have thirty (30) calendar days following receipt of such financial review or Earn-out Calculation to notify the Buyer that the Sellers disagree with such financial review or Earn-out Calculation, which notice shall set forth the adjustments that the Sellers believe should be made to such financial review, including the exhibits, or Earn-out Calculation.

                  (b) If the Buyer and the Sellers reconcile their differences, such reconciliation shall become (i) the "Audited Tangible Net Worth," for purposes of Section 2.3 or (ii) the respective Earn-out Payment, as applicable, for purposes of Section 2.4 and shall thereupon become final and conclusive.

                  (c) If the Buyer and the Sellers are unable to reconcile their differences within sixty (60) calendar days after receipt by the Sellers (i) the results of the financial review conducted by the Buyer in connection with Section 2.3(a) or (ii) the Earn-out Calculation, the items in dispute shall be submitted to the Boston office of a nationally recognized accounting firm mutually acceptable to the Buyer and the Sellers (the "Arbitrator") for final determination; provided that such accounting firm does not have a prior contractual or commercial relationship with the Buyer, the Sellers or Parent. Any and all expenses incurred with respect to the retention of such Arbitrator shall be borne equally by the Buyer and the Sellers. The determination of the Arbitrator shall become (i) the "Audited Tangible Net Worth" or (ii) the relevant Earn-out Payment, as applicable, and shall thereupon become final and conclusive. If the Sellers do not give the Buyer timely notice, as described above, of any disagreement with (i) the results of the financial review conducted by the Buyer in connection with Section 2.3(a) or (ii) the Earn-out Calculation, such financial review or Earn-out Calculation shall become the "Audited Tangible Net Worth" or any Earn-out Payment .

                  (d) If the Buyer and the Sellers fail to select a mutually acceptable accounting firm within fifteen (15) calendar days after it is determined that the appointment of an arbitrator is required, either the Buyer or the Sellers may request the American Arbitration Association in Boston to appoint an independent firm of certified public accountants to perform the arbitration services stipulated by
            Section 2.5(c) to be performed by the Arbitrator; provided that such certified public accountant does not have a prior contractual or commercial relationship with either the Buyer, the Sellers or Parent. The term "Arbitrator" shall include such accounting firm chosen pursuant to this Section 2.5(d).

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            2.6 Closing. The Closing shall be held at the offices of Goodwin
Procter LLP, Exchange Place, Boston, Massachusetts, at 10:00 a.m. local time, on or before the second (2nd) business day after the conditions to the Closing set forth in Article 6 are satisfied (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver thereof), or, if permissible, waived by the party entitled to the benefit of the same, or at such other place or later date or time as may be mutually agreed upon by the parties.

            2.7 Transfer Taxes. All transfer, documentary, sales, use, stamp, registration and other such Taxes, and all conveyance fees, recording charges and other fees and charges (including any penalties and interest) incurred in connection with consummation of the transactions contemplated by this Agreement shall be paid fifty percent (50%) by the Sellers, jointly and severally, and fifty percent (50%) by the Buyer either directly or through reimbursement of Sellers (if any such Taxes are initially paid by Sellers). The Buyer shall file all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable Law, the Sellers shall, and shall cause their Affiliates to, join in the execution of any such Tax Returns and other documentation and the Buyer shall pay the entire cost of the preparation and filings of such Tax Returns.

      3. REPRESENTATIONS AND WARRANTIES OF THE SELLERS. The Sellers jointly and severally represent and warrant to the Buyer that each of the following statements is true and correct:

            3.1 Organization. Each of the Companies is a limited liability company and each of the Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of its state of organization and each has the requisite corporate power and authority to carry on its business as it is now being conducted. The Companies are duly qualified or licensed to do business and the Subsidiaries are duly qualified or licensed to do business as foreign corporations and each is in good standing in each jurisdiction in which the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so qualified or licensed or to be in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Schedule 3.1 lists all jurisdictions in which any Company or Subsidiary is qualified to do business.

            3.2 Capitalization.

                  (a) The record and beneficial ownership of all of the
            Interests and other securities of each of the Companies is set forth in Schedule 3.2(a) of the Sellers' Disclosure Schedule. All of the Interests are owned of record and beneficially by one or more of the Sellers. The Interests are free and clear of all claims, liens, mortgages, encumbrances, pledges, and other security interests of any kind (collectively, "Encumbrances") and upon the Closing, the Buyer shall receive good and marketable title to the Interests free and clear of all Encumbrances. Except as set forth in Schedule 3.2(a) of the Sellers' Disclosure Schedule, there are no outstanding
            (i) Interests, other securities or phantom

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            or other equity interests of each of the Companies, (ii) securities of each of the Companies convertible into or exchangeable for Interests or other securities of each of the Companies or (iii) warrants, options, contracts, rights (preemptive or otherwise), calls or commitments of any character binding on any Company relating to any issued and unissued Interests, securities, or phantom or other equity interests (or parts of Interests or other securities or phantom or other equity interests) of each Company or other instruments binding on any Company convertible or exchangeable for such, or that obligate any Company to seek authorization to issue additional Interests or other securities nor will any be created by this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby (the items in clauses
            (i), (ii) and (iii) being referred to collectively as the "Company Securities"). There are no outstanding obligations of each of the Companies, actual or contingent, to issue or deliver or to repurchase, redeem or otherwise acquire any Company Securities.

                  (b) The record and beneficial ownership of all of the
            securities of each of the Subsidiaries is set forth in Schedule 3.2(b) of the Sellers' Disclosure Schedule (the "Subsidiary Interests"). All of the Subsidiary Interests are owned of record and beneficially by one or more of the Companies. The Subsidiary Interests are free and clear of all Encumbrances and, upon the Closing, Companies shall have good and marketable title to the Subsidiary Interests free and clear of all Encumbrances. Except as set forth in Schedule 3.2(b) of the Sellers' Disclosure Schedule, there are no outstanding (i) Subsidiary Interests, other securities or phantom or other equity interests of each of the Subsidiaries,
            (ii) securities of each of the Subsidiaries convertible into or exchangeable for Subsidiary Interests or other securities of each of the Subsidiaries or (iii) warrants, options, contracts, rights (preemptive or otherwise), calls or commitments of any character binding on any Subsidiary relating to any issued and unissued Subsidiary Interests, securities, or phantom or other equity interests (or parts of Subsidiary Interests or other securities or phantom or other equity interests) of each Subsidiary or other instruments binding on any Subsidiary convertible or exchangeable for such, or that obligate any Subsidiary to seek authorization to issue additional Subsidiary Interests or other securities, nor will any be created by this Agreement, the other Transaction Documents or the transactions contemplated hereby or thereby (the items in clauses (i), (ii) and (iii) being referred to collectively as the "Subsidiary Securities"). There are no outstanding obligations of each of the Subsidiaries, actual or contingent, to issue or deliver or to repurchase, redeem or otherwise acquire any Subsidiary Securities.

                  (c) Except as set forth in Schedule 3.2(b) and Schedule 3.2(c)
            of the Sellers' Disclosure Schedule, none of the Companies directly or indirectly owns any outstanding shares of capital stock securities, warrants, options, contracts, rights (preemptive or otherwise), calls or commitments of any character or other equity interests of entities other than corporations of any Person. Except as set forth in Schedule 3.2(c) of the Sellers' Disclosure Schedule, none of the Companies is a participant in any joint venture, partnership, or similar arrangement. Except as set forth in Schedule 3.2(b) and Schedule 3.2(c) of the

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            Sellers' Disclosure Schedule, none of the Companies has any subsidiaries or controls any Person or Affiliate.

            3.3 Authorization; Validity of Agreement. Each Seller and Parent has the requisite corporate power and authority to execute, deliver and perform this Agreement and the Strategic Alliance Agreement, as well as documents related thereto (collectively, the "Transaction Documents" to which it is a party, and to consummate the transactions contemplated hereby and thereby. Each of the Transaction Documents has been duly executed and delivered by each Seller and Parent, as applicable, and assuming the due execution and delivery hereof and thereof by the Buyer is a valid and binding obligation of each Seller and Parent, enforceable against each in accordance with its respective terms, except that the enforceability hereof and thereof may be subject to bankruptcy, insolvency, receivership, reorganization, moratorium or other similar laws in effect relating to or affecting creditors' rights generally, and to general principles of equity.

            3.4 No Violations; Consents and Approvals.

                  (a) Except as set forth in Schedule 3.4(a) of the Sellers'
            Disclosure Schedule, the execution, delivery and performance of each of the Transaction Documents by each Seller and Parent, as applicable, does not, and the consummation by each of them of the transactions contemplated thereby will not: (i) violate any provision of the articles of organization or certificate of formation (or equivalent document), bylaws or other charter or organizational documents of such Seller, Parent, any Company or any Subsidiary; (ii) result in a violation or breach of, or constitute (with due notice or lapse of time or both) a default under, or result in the acceleration of any obligation of a Company or a Subsidiary, or change in any right (except for loss of any discretionary rights or options under any Leases) or obligation of a Company or a Subsidiary or counterparty under any provision, or result in the termination of, any of the Material Contracts, or by which any of the material assets of any Company or any Subsidiary or the Interests or the Subsidiary Interests may be affected or secured; (iii) violate any Law applicable to such Seller, Parent, any Company or any Subsidiary; or (iv) result in the creation of any Encumbrance on any of the material assets of any Company or any Subsidiary, except, in the case of clauses (ii), (iii) and (iv), as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  (b) Except as set forth in Schedule 3.4(b) of the Sellers'
            Disclosure Schedule ("Seller Required Consents"), no consents of or filings with any Governmental Entity are necessary, and no consents or approvals of any Person under any Material Contract or any third party are necessary, in connection with the execution and delivery by each of Parent, the Sellers and the Companies, as applicable, of this Agreement and any of the Transaction Documents or the consummation by the Sellers, Parent or the Companies of the transactions contemplated hereby and thereby, except where the failure to obtain such Seller Required Consents would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the Sellers' Knowledge, there is no fact or circumstance relating to such Seller, Parent, any Company or any Subsidiary that is reasonably likely to materially impede or delay receipt of any consent of any Governmental Entity.

            3.5 Financial Statements.

                  (a) The Sellers have previously made available to the Buyer true and complete copies of the following (collectively, the "Financial Statements"): (i) the consolidated balance sheet of each of the Companies as of December 31, 2003, December 31, 2004, December 31, 2005 and January 31, 2006 (each a "Latest Balance Sheet" and collectively, the "Latest Balance Sheets") and (ii) the consolidated statements of income and stockholders' equity of each of the Companies for fiscal years 2003, 2004 and 2005.

                  (b) The Financial Statements have been prepared in accordance with GAAP, as of the dates and for the periods involved, subject to the absence of notes. The Financial Statements fairly present in all material respects the financial position of the Companies, as of the respective dates thereof, and the results of operations of the Companies for the respective periods set forth therein.

            3.6 Absence of Certain Changes.

                  (a) Since December 31, 2005, each of the Companies has
            operated its Business and each of the Subsidiaries has operated its business in the ordinary course and in a manner consistent with past practice. The Sellers and each of the Companies have used commercially reasonable efforts to prevent harm or damage to the reputation of the Business or reduction of existing customer accounts.

                  (b) Except as set forth on Schedule 3.6 of the Sellers'
            Disclosure Schedule and except as specifically contemplated by this Agreement or the other Transaction Documents, since December 31, 2005, neither Parent nor the Sellers, on behalf of or with respect to any Company or any Subsidiary, nor any Company or any Subsidiary, has, respectively:

                        (i) amended the Companies' or Subsidiaries'
                  organizational documents;

                        (ii) incurred any liabilities, except in the ordinary
                  course of business consistent with past practice;

                        (iii) paid any obligation or liability, or discharged or
                  satisfied any Encumbrance (other than any Encumbrance securing a current liability), except in the ordinary course of business;

                        (iv) mortgaged, pledged or subjected to any Encumbrance,
                  any material assets or properties of any Company (including, and on a consolidated basis with, any Subsidiary), except in the ordinary course of business;

                        (v) sold, transferred or leased any material assets of a
                  Company (including, and on a consolidated basis with, any Subsidiary), except in the ordinary course of business and except for that certain purchase and sale agreement with respect to Plymouth Owned Property;

                        (vi) suffered any material physical damage, destruction
                  or loss (whether or not covered by insurance) that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, affecting each Company's properties or Business or each Subsidiary's property or business;

                        (vii) entered into any material transaction exceeding
                  Fifty Thousand U.S. dollars ($50,000);

                        (viii) encountered, to the Sellers' Knowledge, any labor
                  union organizing activities;

                        (ix) issued, delivered, sold or authorized any
                  Interests, Subsidiary Interests or any other security, or any class of securities convertible into, or rights, warrants or options to acquire, any such Interests, Subsidiary Interests or other securities or entered into any Contract with respect to any of the foregoing;

                        (x) made any material acquisition or disposition of any
                  assets or become involved in any other material transaction (including, without any limitation, any merger or consolidation with, purchase of all or a part of the assets of, or acquisition of any business of any Person or division thereof);

                        (xi) increased the compensation payable, or to become
                  payable, to any directors, consultants, officers or employees of any Company or any Subsidiary, or made any bonus payment or similar arrangement with any directors, consultants, officers or employees or increased the scope or nature of any fringe benefits provided for any directors, consultants, officers or employees by more than One Hundred Thousand U.S. dollars ($100,000) in the aggregate for all such persons;

                        (xii) entered into, amended or modified any collective
                  bargaining Contract;

                        (xiii) entered into, amended or modified any Plan,
                  except where such entrance, amendment or modification would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

                        (xiv) changed the method of accounting or any accounting
                  principle, method, estimate or practice, of any Company or any Subsidiary;

                        (xv) made any capital investment in or any acquisition
                  of the securities or assets of any other Person;

                        (xvi) made any loan to any Person, except in the
                  ordinary course of business;

                        (xvii) canceled, compromised, waived or released any
                  material right or claim;

                        (xviii) entered into, amended or modified any
                  employment, consulting or similar Contract with any of the Companies' or any of the Subsidiaries' directors, consultants, officers or employees, except in the ordinary course of business;

                        (xix) made or pledged to make any charitable
                  contribution or capital contribution, except in the ordinary course of business;

                        (xx) accelerated, terminated, modified or canceled any
                  Material Contract to which a Company is a party or by which a Company or its assets are bound, except where such acceleration, termination, modification or cancellation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; or

                        (xxi) agreed or committed, whether in writing or
                  otherwise, to do any of the foregoing.

                  (c) Except for any (i) change in industry conditions that does not disproportionately affect any Company, (ii) change relating to any transactions contemplated under any Transaction Document, or
            (iii) matter referenced in this Agreement or any Schedule or Exhibit hereto, since December 31, 2005 through the date of execution of this Agreement, no event, condition or circumstance, has occurred that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

            3.7 Litigation. There is no Proceeding pending, or to the Sellers' Knowledge, threatened against or that involves or affects the Companies, that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. None of the Companies are, and neither Parent nor the Sellers, with respect to any Company is, subject to any outstanding Orders that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

            3.8 Compliance with Law. The Companies have not violated any Order or Law and are in material compliance with all applicable statutes, ordinances, judgments, decrees, rules and regulations promulgated by any Governmental Entity which apply to the Companies or to the Business. None of Parent, any Seller or any Company has received written notice of a violation or alleged violation by any Company of any Order or Law, except where noncompliance would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

            3.9 Licenses and Permits. Except as set forth in Schedule 3.9, each Company and each Subsidiary has every license, permit, certification, qualification or franchise issued by any Governmental Entity (each, a "License") required for it to conduct its business as presently conducted, except where the failure to have such License would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Except as set forth in Schedule 3.9, all such Licenses are in full force and effect and none of Parent, the Sellers, the Companies or the Subsidiaries have received written notice of any pending cancellation or suspension of any thereof nor to the Sellers' Knowledge is any cancellation or suspension thereof threatened.

            3.10 Employee Benefit Plans; ERISA.

                  (a) Schedule 3.10(a) of the Sellers' Disclosure Schedule
            contains a complete and accurate list of all Employee Benefit Plans (excluding bonuses, incentive compensation arrangements, commissions, pay practices, leave policies and ad hoc employment practices and similar non-material arrangements, but only to the extent such items are "payroll practices" as described in 29 C.F.R.
            Section 2510.3-1(b) (the "Payroll Practices")) which the Sellers, the Companies or any ERISA Affiliate sponsor, maintain or contribute to for the benefit of any employees of the Companies (and their beneficiaries), or to which any of the Companies may have any obligation or any liability of any nature on or before the Closing (individually a "Plan" or collectively the "Plans").

                  (b) There are no claims (except claims for benefits payable in the normal operation of the Plans and proceedings with respect to qualified domestic relations orders), suits or proceedings against or involving any Plan or asserting any rights or claims to benefits under any Plan that could give rise to any material liability to the Companies or the Buyer. To the Sellers' Knowledge after due inquiry, there are no investigations by any Governmental Entity involving any Plan.

                  (c) There are currently no, and to the Sellers' Knowledge
            after due inquiry there are no threatened, audits, investigations, claims, suits, grievances or other proceedings, involving, directly or indirectly, any Plan, or any rights or benefits thereunder (except claims for benefits payable in the normal operation of the Plan and proceedings with respect to qualified domestic relations orders) that could give rise to any material liability to the Companies or the Buyer.

                  (d) The Plans that are intended to be qualified under Section
            401(a) of the Code have each received a currently effective determination letter from the Internal Revenue Service to the effect that each such Plan is qualified and that each trust related to each such Plan is exempt from federal income taxes under Sections 401(a) and 501(a), respectively, of the Code. No such determination letter has been revoked and such revocation has not been threatened.

                  (e) No Plan is or has been (i) a "multiemployer plan" (as
            defined in Sections 3(37) or 4001 of ERISA), (ii) a "multiple employer plan" (within the meaning of Section 413(c) of the Code), or (iii) a "multiple employer welfare arrangement" (within the meaning of Section 3(40) of ERISA). No "reportable event" within the meaning of Section 4043 of ERISA for which reporting is not waived has occurred with respect to any Plan that would in any manner give rise to liability or obligation to the Companies or the Buyer. None of the Companies, the Sellers or any ERISA Affiliate has ceased operations at any facility which has subjected or could subject the Companies or the Buyer to any liability or obligation under Sections 4062(e), 4063 or 4064 of ERISA. The transactions contemplated by this Agreement are not transactions to evade or avoid liability (as described in Sections 4069(a) or 4212(c) of ERISA). None of the Companies sponsors or maintains (other than by virtue of contributions) any Employee Benefit Plan which is subject to Section 302 or Title IV of ERISA or
            Section 412 of the Code. There has been no waiver (or application for a waiver) of the minimum funding standards imposed by Section 412 of the Code with respect to any Plan, and there are no facts or circumstances that would materially change the funded status of any such Plan. None of the Sellers, or any Company or any ERISA Affiliate has any liability to the Pension Benefit Guaranty Corporation (the "PBGC") (except for payment of premiums). None of the Companies, or the assets thereof, is subject to any lien under ERISA or the Code.

                  (f) No act or omission has occurred and to the Sellers'
            Knowledge after due inquiry, no condition exists with respect to any Plan that would subject either the Buyer or the Companies to any material fine, penalty or Taxes.

                  (g) None of the Companies, the Sellers or any ERISA Affiliate,
            or any plan fiduciary of any Plan has engaged in any transaction in violation of Section 406(a) or (b) of ERISA or any "prohibited transaction" (as defined in Section 4975(c)(1) of the Code), which could subject the Companies or the Buyer to any material Taxes, penalties or other liabilities resulting from such prohibited transaction.

                  (h) "Severance Plans" shall mean (i) each agreement with any employee or director of the Companies (A) the benefits of which are contingent, or the terms of which are altered, upon the occurrence of a transaction involving the Companies, the Sellers, Parent, or an ERISA Affiliate of the nature of any of the transactions contemplated by this Agreement, (B) providing any term of employment or compensation guarantee or (C) providing severance benefits or other benefits after the termination of employment of such employee or director; and (ii) each agreement, plan or arrangement under which any person may receive payments from the Companies, the Sellers, Parent, or any ERISA Affiliate that has subjected or could subject the Buyer or Companies to the Taxes imposed by Section 4999 of the Code or included in the determination of such person's parachute payment under Section 280G of the Code. No payments under any Severance Plans or other agreement will be parachute payments under Section 280G of the Code that are non-deductible to the Companies or the Buyer or subject to Taxes under Section 4999 of the Code.

                  (i) [RESERVED]

                  (j) Except as otherwise specified in this Section 3.10(j)
            hereof, on and after the Closing Date, neither Companies nor the Buyer will have any liability or be under any obligation with respect to any Employee Benefit Plan (excluding Payroll Practices and Severance Plans covering employees of the Companies, all of which are set forth on Schedule 3.10(j) hereof).

                  (k) The transactions contemplated herein will not result in the acceleration of accrual, vesting, funding or payment of any contribution or benefit under any Employee Benefit Plan which could subject the Companies or the Buyer to any material liability or obligation.

                  (l) The Companies do not now, nor have they ever, had the
            obligation to maintain, establish, sponsor, participate in, or contribute to any International Employee Plan. "International Employee Plan" shall mean any Employee Benefit Plan (determined without regard to whether such plan is subject to ERISA) that has been adopted or maintained by the Companies, the Sellers, Parent, or any ERISA Affiliate, whether formally or informally, or with respect to which the Companies, the Sellers, Parent or any ERISA Affiliate will or may have any liability, for the benefit of any employees who perform services outside the United States.

                  (m) With respect to each Plan, Sellers have provided the Buyer with true, complete and correct copies of (to the extent applicable): (i) summary plan descriptions and (ii) the most recent determination letter, if any, received from the Internal Revenue Service.

                  (n) Each Plan and Payroll Practice that is a "nonqualified deferred compensation plan" (as defined in Section 409A(d)(1) of the Code) has been operating since January 1, 2005 in good faith compliance with Section 409A of the Code, IRS Notice 2005-1 and Proposed Regulation Sections 1.409A-1 through 1.409A-6, inclusive. To the Sellers' Knowledge, there are no facts based upon which any employee or former employee of any of the Companies could be assessed the additional tax described in Section 409A(a)(1)(b) of the Code with respect to any payment that has been, or should have been, received from any Company or any Affiliate thereof.

            3.11 Real Property.

                  (a) As used in this Agreement, the term "Real Property" shall mean all interests in real property owned and leased by any of the Companies as set forth in Schedules 3.11(a) and 3.11(b) of the Sellers' Disclosure Schedule. Except as set forth in Schedule 3.11(a) of the Sellers' Disclosure Schedule, the Real Property constitutes all interests in real property used in the conduct of the business of the Companies as conducted on the date hereof. As of the date of this Agreement, Feitelberg owns fee title to the Real Property located at 74 Long Pond

            Road, #2, Plymouth, Massachusetts (the "Plymouth Owned Property"); 385 West Center Street, #1, West Bridgewater, Massachusetts (the "Unit 1, West Bridgewater Owned Property"); and 385 West Center Street, #2, West Bridgewater, Massachusetts (the "Unit 2, West Bridgewater Owned Property"). The Plymouth Owned Property, the Unit 1, West Bridgewater Owned Property and the Unit 2, West Bridgewater Owned Property may be referred to in this Agreement collectively as the "Owned Real Property."

                  (b) The Companies have valid leasehold interests in the Real
            Property leased by it (the "Leased Real Property"), free and clear of all Encumbrances attributable to the Companies or any activities of the Companies, but expressly subject to all matters of record and other matters which affect the fee title interest of any Leased Real Property and are not attributable to the Companies, and those which would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. Schedule 3.11(b) of the Sellers' Disclosure Schedule contains a true, correct and complete list of all Leases under which the Companies use or occupy any Leased Real Property. The Companies have heretofore delivered to the Buyer true and correct copies of all Leases.

                        (i) All Leased Real Property is leased by the applicable
                  Company under valid and existing Leases (as the same may have been amended or modified) that are in full force and effect;
                  (ii) none of the Companies have received written notice of any material breach or default, or cancellation or termination thereunder; and (iii) to the Sellers' Knowledge, there is no condition, event or circumstance which with notice or lapse of time, or both, would constitute a material breach or default under such Leases.

                        (ii) To the Sellers' Knowledge, there are no matters
                  under any of the Real Property Leases or affecting the Leased Real Property which could reasonably be expected to materially curtail or materially interfere with the use of any of the Leased Real Property for the purpose of operating the business of the Companies.

                        (iii) None of the Sellers and, to Sellers' Knowledge,
                  none of the Companies has received written notice of any charges or violations filed, served, made upon or against the Companies or, to the Sellers' Knowledge, threatened against or relating to the Leased Real Property or any of the Companies' operations conducted thereon as a result of any violation or alleged violation of any applicable ordinances, requirements, regulations, zoning, subdivision and building laws or restrictive covenants (including, without limitation, those relating to health, safety or environmental protection) caused by the Companies or the Sellers.

                        (iv) The Companies have not entered into any assignment
                  of any Lease, sublease of all or any portion of any Leased Real Property and no Person has any right to occupy the Leased Real Property other than the Companies, except for subleases and the subtenants identified on Schedule 3.11(b) of the Sellers' Disclosure Schedule.

                        (v) None of the Companies or the Sellers have received
                  written notice from any insurance company or Board of Fire Underwriters (or organization exercising functions similar thereto) or from any mortgagee requesting the performance of any work or alteration in respect of any of the Leased Real Property.

            3.12 Intellectual Property; Computer Software.

                  (a) Schedule 3.12(a) of the Sellers' Disclosure Schedule lists all Patents, applications for Patents, registered Copyrights applications for registered Copyrights, registered Marks and applications for registered Marks, in each such case which are owned by the Companies. Except as set forth in Schedule 3.12(a) of the Sellers' Disclosure Schedule:

                        (i) the Companies own the Intellectual Property Assets
                  listed on Schedule 3.12(a) of the Sellers' Disclosure Schedule free and clear of Encumbrances;

                        (ii) there are no pending or, to the Sellers' Knowledge,
                  threatened claims by any Person alleging that the operation of the Business by the Companies infringes the rights of others under Intellectual Property Assets ("Third Party Rights");

                        (iii) to the Sellers' Knowledge, neither the
                  Intellectual Property Assets nor the operation of the Business by the Companies infringes on any Third Party Right; and

                        (iv) all Patents, Marks and Copyrights owned by the
                  Companies which are issued by, or registered or are the subject of applications filed with, as applicable, the U.S. Patent and Trademark Office, the U.S. Copyright Office or similar office or agency anywhere in the world have been duly maintained (including the payment of maintenance fees) and are not expired, cancelled or abandoned, except for such issuances, registrations or applications that the Companies have permitted to expire or have cancelled or abandoned in their reasonable business judgment.

                  (b) The Companies have such rights of ownership (free and
            clear of all Encumbrances) of, or such rights by license or other agreement to use, all computer software programs (including, without limitation, application software) that are used by the Companies and that are material to the conduct of the Business as currently conducted.

                  (c) "Intellectual Property Assets" means:

                        (i) patents and patent applications (collectively,
                  "Patents");

                        (ii) trade names, logos, slogans, Internet domain names,
                  registered and unregistered trademarks and service marks and related registrations and applications for registration (collectively, "Marks");

                        (iii) copyrights in both published and unpublished
                  works, including without limitation all compilations, databases and computer programs, manuals and other documentation and all copyright registrations and applications (collectively, "Copyrights"); and

                  (iv) know-how and trade-secrets.

            3.13 Tangible Personal Property.

                  (a) Schedule 3.13 of the Sellers' Disclosure Schedule is a
            complete and accurate list of all material tangible personal property used by the Companies in their respective Business which the Sellers can identify based on their books and records and limited review, as of December 31, 2005 (the "Personal Property"). The Personal Property is in good operating condition and in a good state of maintenance and repair, ordinary wear and tear excepted, and is adequate for use in the conduct of the Business as presently conducted.

                  (b) Each Company has good title, free and clear of all
            Encumbrances, to all of the material assets, personal property, tangible or intangible, that are reflected as owned by such Company on its Financial Statements, except where the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

            3.14 Material Contracts.

                  (a) Schedule 3.14 of the Sellers' Disclosure Schedule sets forth a true, complete and correct list of every contract that any Company is a party to or is bound as of the date hereof that: (i) provides for aggregate future payments by any Company or to any Company of more than Fifty Thousand U.S. dollars ($50,000); (ii) is a collective bargaining or similar Contract; (iii) guarantees or indemnifies or otherwise causes any Company to be liable or otherwise responsible for the obligations or liabilities of another or provides for a charitable contribution by any Company; (iv) involves an agreement with any bank, finance company or similar organization; (v) restricts any Company from engaging in any business or activity anywhere in the world; (vi) is a lease of real property; (vii) was entered into by such Company, or is an obligation of such Company, and is with an officer, director, employee or Affiliate of such Company; (viii) is an employment, consulting, independent sales representative, independent contractor or similar Contract; (ix) is a brokerage agreement; or (x) is a Contract relating to any Additional Compensation Arrangement (the foregoing, collectively, "Material Contracts"). The Sellers have heretofore made available true, complete and correct copies of all Material Contracts to the Buyer.

                  (b) Each of the Material Contracts is valid and binding and is in full force and effect and there is not now and there has not been claimed or alleged, whether to the Sellers' Knowledge, or as a result of Parent, the Sellers or any Company receiving notice, that there is no uncured or unwaived default or event of default, or event that with notice or lapse of time or both would constitute a default or event of default, on the part of any Company or on the part of any other party thereto, except where such default or event of default would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

            3.15 Taxes. Except as set forth in Schedule 3.15 of the Sellers' Disclosure Schedule:

                  (a) Each Company and each Subsidiary has timely filed all Tax
            Returns (taking into account any extensions of time to file) that it was required to file on or before the Closing Date and all such Tax Returns are true, correct and complete, and each Company and each Subsidiary has paid all Taxes due (whether or not shown on a Tax Return), except where a failure with respect to any of the foregoing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  (b) There are no Liens for Taxes upon the Interests or any of the assets of any Company or of any Subsidiary (except for any statutory lien for any Tax not yet due).

                  (c) No Company and no Subsidiary is a party to any Tax
            allocation, indemnification or sharing arrangement that will remain in effect with respect to any of the Companies or any of the Subsidiaries, as applicable, after the Closing, or for which it will have any obligations after the Closing Date.

                  (d) None of the Companies and none of the Subsidiaries has
            "tax-exempt bond-financed property" or "tax-exempt use property," within the meaning of Code Section 168(h).

                  (e) No asset of any of the Companies or of any of the
            Subsidiaries is required to be treated as being owned by any other Person pursuant to the "safe harbor" leasing provisions of Code
            Section 168(f)(8), as in effect prior to the repeal of those "safe harbor" leasing provisions.

                  (f) No Company and no Subsidiary is or has ever been a direct participant in, in its own name, or benefited on a Tax Return filed in its own name, from any reportable transaction within the meaning of Treasury Regulation Section 1.6011-4(b)(1).

                  (g) Each Company is and always was a limited liability company that is (and always was) either wholly-owned and treated as a disregarded entity for all federal and, state and local tax purposes, or treated as a partnership for all federal and state and local income tax purposes. No Company is subject to an entity level tax for federal and state and local purposes. No Company is subject to any Tax Return filing obligations.

                  (h) The Sellers have made available to the Buyer all material
            Tax Returns filed by any Company or any Subsidiary in its own name since January 1, 2003 and all audit reports, closing agreements, letter rulings, or technical advice memoranda solely relating to one or more of the Companies or one or more of the Subsidiaries, as applicable, or with respect to which any Company or Subsidiary is a signatory or an obligor in its own name.

            3.16 Environmental Matters.

                  (a) Except as set forth in Schedule 3.16(a) of the Sellers'
            Disclosure Schedule, the Companies are in material compliance with all Environmental Laws and Environmental Permits;

                  (b) To the Sellers' Knowledge, there has been no Release of a
            Hazardous Substance by the Companies at, from, in, to, on or under any Site that is reasonably likely to give rise to an Environmental Claim against the Companies;

                  (c) The Companies have obtained and hold all material
            Environmental Permits required in connection with the Business, and those Environmental Permits will remain in full force and effect after the consummation of the transactions contemplated hereby;

                  (d) There is no pending or, to the Sellers' Knowledge,
            threatened Environmental Claims against the Companies;

                  (e) To the Sellers' Knowledge, none of the Companies, any
            entity previously owned by the Companies, or any predecessor of the Companies, has transported or arranged for the treatment, storage, handling, disposal, or transportation of any Hazardous Substance to or at any off-Site location in a manner that is reasonably likely to result in an Environmental Claim against the Companies; and

                  (f) There have been no environmental investigations, studies, audits, tests, reviews or other analyses (which have been reduced to writing) that are in the possession of the Companies with respect to any Site or any transportation, handling or disposal of any Hazardous Substance that has not been made available to the Buyer prior to execution of this Agreement.

            3.17 Affiliated Party Transactions.

                  (a) Except for any obligations arising under (i) any
            Transaction Document, (ii) any intercompany transactions (other than, to the Sellers' Knowledge, an intercompany transaction that would be material to the Latest Balance Sheet of each Company) in the ordinary course of business, (iii) any

            Material Contract or (iv) any amounts that are reflected on or reserved for on the Estimated Closing Date Balance Sheets, none of the Sellers nor any of their Affiliates (other than the Companies) has, directly or indirectly, any obligation due from or cause of action or claim against the Companies.

                  (b) None of the Companies has a loan or advance in excess of
            One Thousand U.S. dollars ($1,000.00) outstanding to any manager, officer, director or any "associate" (as such term is defined in Rule 405 of the Rules and Regulations under the Securities Act) of any of the Companies, except for advances in the ordinary course of business. To the Sellers' Knowledge, no manager, officer or director or any "associate" (as such term is defined in Rule 405 of the Rules and Regulations under the Securities Act) of any of the Companies has, either directly or indirectly:

                        (i) an equity interest of five percent (5%) or more in
                  any Person that purchases from or sells or furnishes any goods to any of the Companies or otherwise does business with any of the Companies; or

                        (ii) a beneficial interest in any Material Contract,
                  commitment or agreement to which any of the Companies are a party or under which any of the Companies are obligated or bound or to which the property of any of the Companies may be subject, other than Material Contracts, commitments or agreements between any of the Companies and such Persons in their capacities as managers, officers or directors of any of the Companies; provided that such representation and warranty shall not apply to the ownership, as a passive investment, by any such manager, officer, director, or "associate" (as defined above) of less than one percent (1%) of a class of securities listed for trading on a national securities exchange or publicly traded in the over-the-counter market.

            3.18 No Undisclosed Liabilities.

                  (a) As of the date hereof, none of the Companies and none of the Subsidiaries has any liability (whether accrued, contingent, known, or otherwise) other than those that (i) were set forth or reserved against on the Latest Balance Sheet of any such Company (or would not be required to be set forth under the standard in Section 3.5(b)), (ii) are obligations under executory portions of Material Contracts incurred in the ordinary course of business of any of the Companies or any of the Subsidiaries and not required to be reflected in the Latest Balance Sheet of any such Company, (iii) were incurred after January 31, 2006 and either (A) are in the ordinary course of business, or (B) would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (iv) were agreed to by the parties in writing or otherwise contemplated by the Transaction Documents.

                  (b) The accounts payable of each Company that are set forth on its Latest Balance Sheet are the results of bona fide transactions in the ordinary course of business.

            3.19 Absence of Sensitive Payments. To the Sellers' Knowledge, no Company or any manager, officer, director or any "associate" (as such term is defined in Rule 405 of the Rules and Regulations under the Securities Act) of any of the Companies:

                  (a) has made or has agreed to make any contribution, payment or gift or to provide any other compensation or other benefit to any Governmental Entity or any Person (including, but not limited to, any employee or agent) associated or affiliated with or representing a Governmental Entity, where the contribution, payment, compensation or other benefit or the purpose of the contribution, payment, compensation or other benefit was or is illegal under the applicable Law or other rules of any Governmental Entity; or

                  (b) has made or agreed to make any contribution or
            expenditure, or has reimbursed any political gift or contribution or expenditure made by any other Person to candidates for public office, whether federal, state or local (foreign or domestic) where such contributions were or would be a violation of applicable Law.

            3.20 No Brokers or Finder's Fees. No agent, broker, investment banker, Person or firm acting on behalf of or under authority of any Seller, Parent, or any Company, other than Reagan Consulting, is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly in connection with any of the transactions contemplated by this Agreement. Any compensation or broker's or finder's fee due to Reagan Consulting shall be paid in its entirety by the Sellers and the Sellers agree that the Buyer shall have no obligation and has made no commitment to pay such compensation or fee.

            3.21 Receivables. All of the Accounts Receivable of the Companies have arisen from bona fide transactions in the ordinary course of the Business consistent with past practice and are not subject to any credits or allowances, other than allowances for doubtful accounts (which allowances have been made in accordance with the ordinary course of business and consistent with past practices).

            3.22 Insurance. All insurance policies of any kind covering the Companies (a) are with insurance companies that are, to the Sellers' Knowledge, financially sound and reputable, (b) are in full force and effect, sufficient for compliance with all material requirements of Law and of all applicable Material Contracts, and (c) are valid, outstanding and enforceable policies, except in each case as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. From their acquisition or formation by the Sellers, as applicable, until the date hereof, the Companies have not been denied any insurance coverage which each has requested. The Sellers have made available to the Buyer true, correct and complete copies of all insurance policies.

            3.23 Delivery of Documents; Corporate Records. The Sellers have heretofore made available to the Buyer copies of the articles of organization or certificate of formation (or equivalent document), bylaws, operating agreements or other charter or organizational documents and the minute and record books of the Companies which are true, correct and complete in all material respects.

            3.24 Bank Accounts. Schedule 3.24 of the Sellers' Disclosure Schedule sets forth the names and locations of all banks, depositories and other financial institutions in which the Companies have an account or safe deposit box and the names of all Persons authorized to draw thereon or to have access thereto.

            3.25 Labor and Employment Matters.

                  (a) (i) The Companies are not party to nor bound by any
            collective bargaining agreement or similar agreement with any labor organization, or work rules or practices agreed to with any labor organization or employee association applicable to employees of the Companies, (ii) none of the employees of the Companies are represented by any labor organization and there are no organizational campaigns, demands, petitions or proceedings pending or, to the Sellers' Knowledge, threatened by any labor organization or group of employees seeking recognition or certification as collective bargaining representative of any group of employees of the Companies, (iii) none of the employees of the Companies is, or within the five years preceding this Agreement has been, represented by any labor organization in connection with their employment by the Companies and, to the Sellers' Knowledge, there are no, nor within the five years preceding this Agreement have there been any, organizational campaigns, demands, petitions or proceedings pending or, to the Sellers' Knowledge, has any Company been threatened by any labor organization or group of employees seeking recognition or certification as collective bargaining representative of group of employees of the Companies, (iv) to the Sellers' Knowledge, there are no current, nor within the five years preceding this Agreement have there been any, union claims to represent the employees of the Companies, and (v), there are no current, nor within the five years preceding this Agreement have there been any, strikes, slowdowns, work stoppages, lockouts pending or, to the Sellers' Knowledge, threatened against or affecting any Company.

                  (b) The Companies are, and have at all times during at least the last five (5) years, been in material compliance with all applicable Law respecting immigration, labor and employment, employment policies and practices, withholdings and payroll taxes, workers' compensation insurance, and the terms and conditions of employment, including, without limitation, employment standards, equal employment opportunity, non-discrimination, non-harassment, non-retaliation, family and medical leave, wages, hours of work and occupational health and safety, and are not engaged in and, within the five (5) years preceding this Agreement, have not committed any unfair labor practices as defined in the National Labor Relations Act or any other applicable employment-related Law, except for any non-compliance that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. There are no employment contracts, severance agreements or retention agreements, oral or written, with any employees of the Companies and no written personnel policies, rules or procedures applicable to employees of the Companies, other than those set forth in Schedule
            3.25 of the Sellers' Disclosure Schedule, true and correct copies of which have heretofore been made available to the Buyer. Except as set forth in Schedule 3.25 of the Sellers' Disclosure Schedule, there are (i) no complaints, claims, controversies, charges, lawsuits or other proceedings related to the Companies pending, or, to the Sellers' Knowledge, threatened, in any court or with any agency responsible for the enforcement of federal, state, local or foreign labor or employment laws regarding breach of any express or implied contract of employment, any law or regulation governing employment or the termination thereof or other illegal, discriminatory, harassing, retaliatory, wrongful or tortious conduct in connection with the employment relationship, the terms and conditions of employment, wage and hour laws, disability laws, leaves of absence laws or applications for employment with the Companies, and (ii) no federal, state, local or foreign agency responsible for the enforcement of immigration, labor, equal employment opportunity, family and medical leave, wages, hours of work, occupational health and safety or any other employment law has given oral or written notice to any of the Companies that it intends to conduct or is conducting an investigation with respect to or relating to the Companies.

                  (c) Since 2004, the Companies have not effectuated (i) a
            "plant closing" as defined in the Worker Adjustment and Retraining Notification Act of 1988 ("WARN") affecting any site of employment or one or more facilities or operating units within any site of employment or facility of the Companies, or (ii) a "mass layoff" as defined in WARN affecting any site of employment or facility of the Companies; nor have the Companies been affected by, or engaged in, any transaction or sale of assets or engaged in a mass layoff or relocation or termination sufficient in number to trigger application of any similar state or local law. Except as set forth in Schedule 3.25 of the Sellers' Disclosure Schedule, none of the employees of the Companies has suffered an "employment loss" as defined in WARN within the last six (6) months preceding the date hereof.

            3.26 Managers and Officers. Schedule 3.26 of the Sellers' Disclosure Schedule sets forth a true and complete list of all managers and officers of the Companies as of the date hereof.

            3.27 Accredited Investors. Each of the Sellers is an "accredited investor" within the meaning of Rule 501 of Regulation D under the Securities Act.

            3.28 Redistribution of Earn-Out Shares. None of the HIL Common Stock to be issued to the Sellers as part of the Earn-out Payments in accordance with this Agreement (the "Earn-out Shares") is being acquired by the Sellers with a view to, or in connection with, any resale or distribution in violation of applicable U.S. federal or state securities laws. Each of the Sellers is aware that the Earn-out Shares cannot be resold or otherwise transferred unless registered under the Securities Act and applicable state securities laws or unless an exemption from such registration is available.

      4. REPRESENTATIONS AND WARRANTIES OF THE BUYER. The Buyer represents and warrants to the Sellers that each of the following statements is true and correct:

            4.1 Organization of the Buyer. The Buyer is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware. The Buyer has the requisite corporate power and authority to carry on its business as now being conducted. The Buyer is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction in which the nature of its business makes such qualification or licensing necessary, except where the failure to be so qualified or licensed or to be in good standing would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

            4.2 Authorization; Validity of Agreement. The Buyer has the requisite corporate power and authority to execute, deliver and perform each of the Transaction Documents to which it is a party, and to consummate the transactions contemplated hereby and thereby. Each of the Transaction Documents to which it is a party has been duly executed and delivered by the Buyer, and assuming the due execution and delivery hereof by the Sellers and Parent is a valid and binding obligation of the Buyer, enforceable against it in accordance with its respective terms, except that the enforceability hereof and thereof may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws in effect relating to or affecting creditors' rights generally, and general principles of equity.

            4.3 No Violations; Consents and Approvals.

                  (a) Except as set forth in Schedule 4.3(a) of the Buyer's
            Disclosure Schedule, the execution, delivery and performance by the Buyer of each of the Transaction Documents to which it is a party does not, and the consummation by it of the transactions contemplated thereby will not: (i) violate any provision of the articles of incorporation (or equivalent document), bylaws or other charter or organizational documents of the Buyer, (ii) result in a violation or breach of, or constitute (with due notice or lapse of time or both) a default under, or result in the acceleration of any obligation of the Buyer, or change in any right or obligation of the Buyer or a counterparty under any of the terms, conditions or provisions of, or result in the termination of any material contract to which the Buyer is a party or by which the Buyer or any of its respective properties or assets may be bound or otherwise subject to, or (iii) violate any Law applicable to the Buyer, except, in the case of clauses (ii) and (iii), as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

                  (b) Except as set forth in Schedule 4.3(b) of the Buyer's
            Disclosure Schedule ("Buyer Required Consents"), no consents of or filings with any Governmental Entity are necessary, and no consents or approvals of any third parties are necessary, in connection with the execution and delivery by the Buyer of any of the Transaction Documents to which it is a party or the consummation by the Buyer of the transactions contemplated hereby and thereby, except where the failure to obtain such Buyer Required Consents would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. To the Buyer's Knowledge, there is no fact or circumstance relating to Buyer that is reasonably likely to materially impede or delay receipt of any consent of any Governmental Entity.

            4.4 Litigation. Except as set forth in Schedule 4.4 of the Buyer's Disclosure Schedule, there is no Proceeding pending, or to the Buyer's Knowledge, threatened against or that involves or affects the Buyer, that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. The Buyer is not subject to any outstanding Orders that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

            4.5 Financing. The Buyer has and will have at the Closing sufficient funds required to pay the Purchase Price and to consummate the transactions contemplated by this Agreement and the other Transaction Documents. The Buyer acknowledges and agrees that the Buyer's performance of its obligations under this Agreement and the Transaction Documents is not in any way contingent upon the availability of financing to the Buyer.

            4.6 No Broker's or Finder's Fees. No agent, broker, investment banker, Person or firm acting on behalf of or under authority of the Buyer, is or will be entitled to any broker's or finder's fee or any other commission or similar fee directly or indirectly in connection with any of the transactions contemplated by this Agreement.

            4.7 Earn-out Shares. The Earn-out Shares have been, or prior to the Closing will be, duly and validly reserved for issuance, and when issued in accordance with this Agreement, will be validly issued, fully paid, non assessable and free of any preemptive rights.

            4.8 SEC Filings. The Buyer has supplied, or otherwise made available to, the Sellers and Parent copies of the following: (a) HIL's Annual Report on Form 10-K for the year ended December 31, 2004, as filed with the SEC (the "HIL 10-K"), (b) HIL's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005, June 30, 2005, and September 30, 2005, as filed with the SEC (the "HIL 10-Qs"), (c) all proxy statements relating to HIL's meetings of its stockholders held after December 31, 2004 and through the date hereof, and (d) all other documents filed by HIL with the SEC under the Exchange Act or the Securities Act since December 31, 2004 ((a) through (d) collectively, the "HIL SEC Reports") through the date hereof. As of their respective dates, such documents complied in all material respects with applicable SEC requirements and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

            4.9 Financial Statements. The financial statements included in or incorporated into the HIL SEC Reports, together with the related schedules and notes, present fairly, in all material respects, the financial position of HIL and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of HIL and its consolidated subsidiaries for the periods specified; and said financial statements have been prepared in all material respects in conformity with GAAP applied on a consistent basis throughout the periods involved, except as stated therein.

            4.10 Investment Company Act. HIL is not an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

            4.11 Similar Offerings. HIL has not, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any "security" (as defined in the Securities Act) which as a result of the doctrine of "integration" referred to in Rule 502 under the Securities Act has or will render invalid, for the purpose of the issuance of the Earn-out Shares to the Sellers in accordance with this Agreement, the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof or otherwise.

            4.12 No General Solicitation. None of the Buyer or any of its affiliates (as defined in Rule 501(b) of Regulation D under the Securities Act), or any person acting on its or their behalf, has engaged or will engage, in connection with the issuance of the Earn-out Shares to the Sellers in accordance with this Agreement, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

            4.13 No Registration Required. Assuming the representations and warranties of the Sellers are true and correct, the issuance of the Earn-out Shares to the Sellers in accordance with this Agreement is exempt from the registration requirements of the Securities Act. The Buyer has not taken any actions which would require the registration of the issuance of the Earn-out Shares to the Sellers in accordance with this Agreement pursuant to the Securities Act or any state securities or "Blue Sky" law.

      5. OTHER AGREEMENTS OF THE PARTIES.

            5.1 Noncompete; Non Solicitation of Employees; etc.

                  (a) Parent and the Sellers covenant, acknowledge and agree that, for a period beginning on the Closing Date and ending on the fourth (4th) anniversary of the Closing Date (the "Noncompete Period"), neither Parent nor any of its subsidiaries shall (i) solicit or engage in any Prohibited Business with any Person who (A) was a customer of the Companies as of the Closing Date and (B) is principally located or resides in the Restricted Market or (ii) engage in any Prohibited Business in the Restricted Market, other than (in the case of either (i) or (ii)) (A) pursuant to an agreement with the Buyer or any of its Affiliates, or (B) as directed by any direct or indirect parent company or any nonsubsidiary Affiliate of Parent.

                  (b) Notwithstanding anything to the contrary in this Article
            5, if at any time during the Noncompete Period, Parent or any of its subsidiaries should acquire direct or indirect control of a majority of the capital stock or other equity interests or assets of another Person (through a purchase, merger, consolidation or otherwise), the provisions of this Article 5 shall not preclude Parent from continuing, through such acquired Person, to engage in activities that would otherwise breach this Article 5 so long as Parent divests or otherwise discontinues such activities no later than twelve (12) months from the closing of such acquisition as contemplated by
            Section 5.1(c).

                  (c) If Parent or any of its subsidiaries (i) is required,
            pursuant to Section 5.1(b), to divest the activities of a business which breach this Article 5, or (ii) in their sole discretion, decide to divest any other insurance agency (regardless of such agency's location in the United States) that engages to a material extent in the same business as the Business, then Parent shall notify the Buyer of such election to divest and for a period of forty-five (45) business days following the Buyer's receipt of such notice (the "Negotiation Period"), Parent shall, if the Buyer desires, negotiate exclusively with the Buyer in good faith in an attempt to reach agreement upon the terms and conditions of such sale to the Buyer. If, at the end of the Negotiation Period, the parties have not reached an agreement with respect to such sale to the Buyer, the Sellers' obligations under this Section 5.1(c) to negotiate exclusively with the Buyer shall terminate and such Seller may elect to proceed with a third party suitor on whatever terms and conditions as it determines in its sole discretion.

                  (d) During the Noncompete Period, Parent and the Sellers
            covenant and agree that neither Parent nor any of its subsidiaries shall, without the prior written consent of the Buyer, solicit any employee or producer employed by any Company on the date hereof or on the Closing Date, or at any time during the one (1) year period prior to the date hereof, to terminate his or her employment with a Company, except that neither Parent nor any of its subsidiaries shall be precluded from soliciting any such employee or producer who responds to any public advertisement placed by Parent or any of its subsidiaries.

                  (e) Notwithstanding anything to the contrary in this Section
            5.1:

                        (i) nothing herein shall restrict any business
                  operations directed or owned by any direct or indirect parent company or any nonsubsidiary Affiliate of Parent;

                        (ii) nothing herein shall restrict any activities
                  undertaken for the purpose of operating the Excluded Business;

                        (iii) a Competitive Acquirer may engage in any activity
                  in the Restricted Market;

                        (iv) nothing herein shall in any way restrict or limit
                  the rights of Parent or its Affiliates from owning, beneficially or as record owner, up to five percent (5%) of any class of the outstanding securities of a publicly-held corporation; or

                        (v) nothing herein shall restrict the ability of Parent
                  and its subsidiaries to refer business to insurance agents and be compensated for such referrals, subject to the Strategic Alliance Agreement.

                        (f) During the Noncompete Period, if any Affiliate of
                  Parent successfully obtains any Company Client, that was a Company Client at any time during the one (1) year period prior to the Closing, Parent shall pay to the Buyer, no later than seven (7) business days following the end of the Parent's or its Affiliate's fiscal year, an amount equal to the product of (i) 2.5 and (ii) the average annual commission revenue derived from such Company Client.

                  (g) During the Noncompete Period, the Buyer may not solicit any of the employees of the Excluded Business or any of the employees of Parent associated with the transactions set forth in the Transaction Documents, except that the Buyer shall not be precluded from soliciting any such employee or producer who responds to any public advertisement placed by any of the Buyer or its Affiliates.

                  (h) During the Noncompete Period, neither Parent nor the
            Sellers may solicit any of the employees of the Buyer or its Affiliates associated with the transactions set forth in the Transaction Documents, except that Parent and the Sellers shall not be precluded from soliciting any such employee or producer who responds to any public advertisement placed by any of Parent, the Sellers, or their Affiliates.

                  (i) The parties acknowledge and agree that a breach or
            violation of any of the provisions of this Section 5.1 will cause irreparable harm and damage and that, in the event of such breach, the non-breaching party shall have, in addition to any and all remedies at law, the right to an injunction, specific performance or other equitable relief to prevent the breach or violation of the obligations of the breaching party hereunder without the necessity of proving such irreparable harm or damage or the inadequacy of remedies at law and without the necessity of posting any bond.

            5.2 Employee Wages Tax Reporting. The Buyer, the Sellers, Parent and each of the Companies agree to utilize, or cause their respective Affiliates to utilize, the standard procedure set forth in Revenue Procedure 2004-53, 2004-34 I.R.B. 320 (Aug. 18, 2004) for wage reporting with respect to employees of each Company.

            5.3 Change of Name.

                  (a) Immediately upon the Closing Date, except as otherwise expressly agreed upon by the Sellers and Parent, the Buyer and the Companies shall immediately cease using any trademarks or service marks of any of the Companies which include the word "CITIZENS" or any logo or design used by Parent or any of its subsidiaries, or any derivative thereof or anything confusingly similar thereto. As promptly as practicable after the Closing, the Buyer shall cause the name of Citizens Clair to be changed to remove the word "Citizens." Promptly after the Closing Date, except as otherwise expressly agreed upon by the Buyer, the Sellers and Parent shall immediately cease using any trademarks or service marks which include the word "Clair," "Feitelberg," or "Brewer & Lord" or any derivative thereof or anything confusingly similar thereto in the insurance agency business.

                  (b) At Closing, Parent shall assign and transfer all right, title and interest to the trademark "Clair Odell Group" to the Buyer.

            5.4 Conduct of Business. Prior to the Closing Date, except as set forth on Schedule 5.4 of the Sellers' Disclosure Schedule and as otherwise contemplated by the Transaction Documents or consented to or approved by the Buyer, the Sellers shall cause each of the Companies to operate and conduct their business in the ordinary course consistent with past practice and to use commercially reasonable efforts to retain its and their employees and to preserve existing business relationships with customers and clients of the Companies and the Sellers shall cause each of the Companies not to (without the prior written consent of the Buyer, which shall not be unreasonably withheld):

                  (a) amend the Companies' organizational documents;

                  (b) authorize for issuance, issue, sell, deliver or agree or commit to issue, sell or deliver any Company Securities;

                  (c) split, combine or reclassify any Interests, declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) to the Sellers, Parent or any other Person or otherwise in respect of their Interests or redeem or otherwise acquire any of its securities, or make any payments or distributions to or on behalf of the Sellers, any of their Affiliates, any Person to which the Companies have any liability (other than trade accounts payable and other liabilities incurred in the ordinary course of business and liabilities incurred in connection with this agreement) or any officer or director of the Companies;

                  (d) make or incur any capital expenditure, lease or commitment for additions to property, plant, equipment or other capital assets in excess of Fifty Thousand U.S. dollars ($50,000);

                  (e) amend, waive, surrender, terminate, exercise any right or option under or extend or renew any Contract or Lease, except in the ordinary course of business;

                  (f) acquire, lease, sell, convey, dispose of or subject to any
            Encumbrance on any of its material assets, except in the ordinary course of business and except as expressly permitted by the terms of this Agreement, including without limitation Section 3.11;

                  (g) permit any Company, except as may be required by
            applicable Law, or consistent with past practice or applicable Contracts, to (i) adopt, terminate or amend, fund or secure, as applicable to any Company, any Plan or bonus, profit-sharing, deferred compensation, incentive, stock option or stock purchase plan, program or commitment, paid time off for sickness or other plan, program or arrangement for the benefit of employees, former employees, consultants or directors of any Company, (ii) grant any material increase (other than increases required under a Contract) in the compensation of directors, officers or employees of any Company, (iii) make any bonus payment or similar arrangement with any director, consultant or employee of any Company, or (iv) increase the scope or nature of any fringe benefits provided for any employee or director of any Company;

                  (h) take or suffer any action that would result in the
            creation, or consent to the imposition, of any Encumbrance on any of its assets (unless such Encumbrance is promptly discharged at the sole expense of the Companies), except in the ordinary course of business;

                  (i) with respect to the Sellers and the Companies, merge or consolidate with any other Person or enter into any Contract with respect thereto;

                  (j) change its method of accounting or any accounting
            principle, method, estimate or practice, except in the ordinary course of business or as may be required by applicable Law;

                  (k) cancel, terminate, default on or materially amend any
            Material Contract, except where such cancellation, termination, default or material amendment would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

                  (l) fail to maintain insurance at presently existing levels;

                  (m) amend or modify any existing employment or consulting or similar Contract with respect to an employee of or consultant to such Company, except where such amendment or modification would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect;

                  (n) enter into any new employment or consulting Contract with respect to an employee of or consultant to such Company requiring an aggregate annual compensation, for any individual, equal to or exceeding Fifty Thousand U.S. dollars ($50,000);

                  (o) enter into, amend, modify or default on any collective bargaining Agreement;

                  (p) fail to advise the mutually agreed-upon personnel of each
            Company in a mutually agreed-upon manner not to issue any communication to any employee of such Company with respect to compensation, benefits or employment continuation or opportunity following the Closing Date, except as required by applicable Law;

                  (q) make or modify any Tax election (made by any Company in its own name);

                  (r) effectuate a "plant closing" or "mass layoff" as defined in the WARN Act affecting any site of employment or one of more facilities or operating units within any site of employment or facility of such Company, or permit such Company to take any action that would, under the WARN Act or other applicable Law, create any obligation by such Company to provide sixty (60) days' advance notice to an employee of such Company;

                  (s) incur or assume any indebtedness; assume, guarantee,
            endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for any obligations of any other Person; or make any loans, advances or capital contributions to, or investments in, any other Person; in each case, except in the ordinary course of business; or

                  (t) enter into any contract to do, or take, or agree in
            writing or otherwise to take or consent to, any of the foregoing actions.

            5.5 Access and Information; Further Assurances

                  (a) Subject to Section 5.12, the Sellers shall, upon
            reasonable notice to any one of Messrs. Joel J. Brickman, Bradford
            B. Kopp or Mark B. Sokolich: (i) afford the Buyer and its representatives reasonable access, during normal business hours, to
            (A) the properties of the Companies (provided that neither the Buyer nor its representatives shall be permitted to conduct environmentally invasive investigations or testing, including but not limited to, soil or groundwater sampling, without the Sellers' prior written consent), and (B) those officers, directors and employees of the Companies who have any knowledge relating to the Companies' business; and (ii) furnish to the Buyer and its representatives such additional information at the Buyer's sole expense regarding the Companies and its and their Business, properties, assets and personnel as the Buyer may reasonably request.

                  (b) Subject to the terms and conditions herein provided, each of the parties hereto agrees to use commercially reasonable efforts to take or cause to be taken all actions and to do or cause to be done all things reasonably necessary, proper or advisable in compliance with applicable Law to consummate the transactions contemplated herein and by the other Transaction Documents, including, without limitation, (i) contesting any Proceeding relating to the transactions contemplated by this Agreement and the other Transaction Documents and (ii) executing, delivering and filing any additional documents or instruments necessary to consummate the transactions contemplated by this Agreement and the other Transaction Documents. If at any time after the Closing

            Date any further action is necessary to carry out the purposes of this Agreement or the other Transaction Documents, the proper officers and directors of each party hereto shall take all such necessary action.

            5.6 Public Statements. As soon as practicable after the execution of this Agreement, the Buyer and Parent shall mutually agree upon the press releases to be made concerning this Agreement and the other Transaction Documents and the transactions contemplated hereby and thereby. Except as may be required by applicable Law, Parent, the Sellers and the Buyer shall not make any public announcement with respect to, or reveal the terms or status of any of, this Agreement or the other Transaction Documents, or the transactions contemplated hereby or thereby, except as otherwise agreed upon by the parties and with the prior written consent of such parties. Until the Closing, the Buyer and the Sellers shall coordinate in advance as to (a) the form and content of any communication intended for dissemination, or reasonably expected to be disseminated to the public generally regarding the transactions contemplated by this Agreement and the other Transaction Documents and (b) the form and content of any application made to any Governmental Entity relating to the transactions contemplated hereby and thereby. No party shall disseminate any such communication without the prior approval of the other party, which approval shall not be unreasonably withheld or delayed, except that nothing contained in this Agreement shall prevent any party from making any and all public disclosures that it shall believe are necessary to make, based upon the advice of counsel, to comply with any applicable securities laws or regulations or requests of Governmental Entities.

            5.7 Employment Matters.

                  (a) Effective as of the Closing Date, the Buyer shall cause the Companies (or their successors or assigns) to abide by the terms of the employment agreements of the Companies' employees set forth on Schedule 5.7(a), as they existed as of the Closing Date except as they may be modified in the ordinary course of business, of which true, complete and correct copies have been made available to the Buyer.

                  (b) The Buyer shall ensure that the Companies' employees are allowed to participate in the Buyer's employee benefit plans under the same conditions and in the same manner as similarly situated employees of the Buyer to the extent that such employees satisfy the Buyer's standard eligibility requirements.

                  (c) All service credited to each employee by Parent and the
            Sellers through the Closing Date shall be recognized by the Buyer and its Affiliates for all purposes, including for purposes of eligibility, vacation entitlement and vesting under any employee benefit plan provided by the Buyer or each applicable Affiliate of the Buyer for the benefit of such employees. With respect to any Plan which is a welfare benefit plan established or maintained by the Buyer or its Affiliates for the benefit of employees of the Sellers and their eligible dependents, the Buyer shall, or shall cause its Affiliates to make a good faith effort to, waive any pre-existing condition exclusions, eligibility waiting periods, and evidence of insurability requirements (to the same extent such limitations, waiting periods, or evidence of insurability requirements would not have applied under the relevant Plan) and provide that any covered expenses incurred on or before the Closing Date in respect of the current plan year by any employee of the Sellers (or any covered dependent of such an employee) shall be taken into account for purposes of satisfying applicable deductible, offset, coinsurance and maximum out-of-pocket provisions (or similar payments or limitations) after the Closing Date in respect of such current plan year, but only to the extent accurate and verifiable information related to such deductibles, offsets and co-insurance is timely provided to the Buyer by any employee who becomes an employee of the Buyer as a result of the consummation of the transactions contemplated by this Agreement. Notwithstanding anything herein to the contrary, no action taken under this Section 5.7(c) shall result in the duplication of benefits.

                  (d) Sellers or their respective Affiliates shall be
            responsible for providing all notices and continuation coverage required under Section 4980B of the Code and Sections 601 through 608 of ERISA to all individuals who are or become "M&A Qualified Beneficiaries" (as such term is defined in Treas. Reg. ss. 54.4980B-9) as a result of the consummation of the transactions contemplated by this Agreement.

                  (e) For each participating employee of any of the Companies who becomes an employee of the Buyer or its Affiliates as a result of the transactions contemplated by this Agreement, prior to the Closing Date, Parent and the Buyer shall, and shall cause their respective service providers to, act in good faith to facilitate, as of the Closing Date, a reasonable transition of participation from the health care and dependent care flexible spending account plans maintained by Parent or its Affiliates to similar plans maintained by the Buyer and its Affiliates on the other hand, including, with respect to each such participating employee, a transfer of both the contribution election made by such participating employee, as well as the amounts contributed (but not yet paid as reimbursements) by such participating employee as of the Closing Date. In addition, in connection with such reasonable transfer described in the preceding sentence, Parent shall provide the Buyer with a true, complete and correct record or amounts paid and/or reimbursed on behalf of each such participating employees under the relevant plans maintained by the Parent or its Affiliates during the plan year in which the Closing Date occurs.

            5.8 Certain Post-Closing Costs

                  (a) Promptly upon reasonable written notice (which notice
            shall set forth in reasonable detail the nature of the facts giving rise to the Sellers' obligations under (i) or (ii)), the Sellers shall pay up to Five Hundred Thousand U.S. dollars ($500,000), on a dollar-for-dollar basis with the Buyer, up to a combined aggregate sum of One Million U.S. dollars ($1,000,000) for costs and expenses related to: (i) all severance pay and benefits paid by the Buyer or the Companies to such employees under the Buyer or the Companies severance plan, policy or practice for the Companies' employees whose employment is terminated during the one year period following the Closing, and (ii) the enforcement of any applicable restrictive covenants and noncompete covenants in the existing employment agreements, which are listed on Schedule 5.7(a), with the key executives and key personnel of the Companies, and with respect to which the Buyer has provided written notice to Parent during the one year period following the Closing. The Buyer shall be solely responsible for all such costs and expenses that exceed One Million U.S. dollars ($1,000,000), as well as for any such costs and expenses that are not compliant with the time frame set forth above.

                  (b) As soon as practicable after the date of execution of this
            Agreement, and in no event later than thirty (30) days following the Closing, the Buyer shall identify to Parent in writing a number (as determined below) of employees of Citizens Clair and any Affiliate of the Buyer whose employment shall be terminated as promptly as practicable, and in any event within six (6) months after the Closing. The number of such employees shall be the lesser of: (i) the number of employees whose base salaries in the aggregate are equal to or less than One Million Four Hundred Thousand U.S. dollars ($1,400,000) and (ii) twenty-two (22) (which number may, in either event, include up to four (4) employees of an Affiliate of the Buyer). Parent shall, promptly upon written notice from the Buyer of such employment terminations, pay or reimburse the Buyer for all severance pay and benefits paid by the Buyer or Citizens Clair to such employees under Parent's severance plan, policy or practice, as well as the enforcement of any applicable restrictive covenants and noncompete covenants in any applicable existing employment agreements. Parent shall be responsible for all compensation to be paid to the employees of Citizens Clair at the Closing during any applicable notice period under the WARN ACT or any comparable state or local law. The Buyer, however, shall be solely responsible for all compensation paid by the Buyer or the Companies to any other employees during any applicable notice period under the WARN Act or any comparable state or local Law.

                  (c) Notwithstanding anything in Article 7 to the contrary, this Section 5.8 sets forth the complete extent of Sellers' liability with respect to (i) severance pay and benefits triggered as a result of the termination of employees under this Section 5.8 and (ii) the costs of attempting to enforce any applicable restrictive covenants and noncompete covenants in the existing employment agreements of any employees of the Companies, in each case as of the Closing

            Date and any damages arising from any breach of restrictive covenants and noncompete covenants related thereto.

            5.9 Real Estate Matters.

                  (a) At Closing, solely with respect to Citizens Clair, CBPA and the Buyer, or their respective Affiliates, as applicable, will use commercially reasonable efforts to negotiate in good faith a Sub-Lease (a "Sub-Lease Agreement") with respect to a mutually agreeable amount of space in (i) CBPA's Norristown, Pennsylvania facility, and (ii) the York, PA leased premises identified in
            Section 3.11(b), subject to obtaining the prior written consent of the respective overlandlord.

                  (b) At Closing, solely with respect to Feitelberg, CBMA,
            Parent, or any of their Affiliates, on the one hand and the Buyer or any of its Affiliates on the other, as applicable, will use commercially reasonable efforts to negotiate in good faith a Lease (the "Owned RE Lease") with respect to the Unit 2, West Bridgewater Property that is owned by CBMA or any of its Affiliates as of the Closing Date.

            5.10 Provision of Financial Information. The Buyer and the Sellers shall work in good faith to engage an accounting firm to perform an audit of the balance sheet for each of the Companies as of the end of the month immediately preceding the Closing. The Sellers are aware that the Buyer desires such audit to be completed within sixty (60) days after the Closing, and agree to use commercially reasonable efforts to assist Buyer to accomplish that objective. The Buyer shall pay the cost of such accounting firm engagement in connection with such audit.

            5.11 Other Acquisition Proposals. From and after the date hereof, unless and until this Agreement shall have been terminated in accordance with its terms, Parent and the Sellers agree, and shall cause its and the Companies and their representative, to agree, (a) to immediately cease any existing discussions or negotiations with any Person conducted heretofore, directly or indirectly, relating to the acquisition of any of the Companies, the Sellers or Parent, or any of its or their assets, or the Interests; (b) to refrain from directly or indirectly, soliciting, initiating, encouraging or facilitating the submission of proposals or offers from any Person (other than the Buyer or its Affiliates) relating to any merger or acquisition of any of the Companies, the Sellers or Parent, or a material portion of the assets of, or the Interests or other similar transaction involving, any of the Companies, the Sellers or Parent (an "Acquisition Proposal"); or (c) to refrain from, directly or indirectly, participating in any discussions or negotiations regarding, or furnishing any information to any Person (other than the Buyer or its representatives) in connection with, any Acquisition Proposal by any Person (other than the Buyer or its Affiliates). Parent and the Sellers shall promptly notify any Person who contacts either the Sellers, the Companies or Parent with respect to an Acquisition Proposal of the existence of this Agreement and notify the Buyer regarding any contact between any of the Sellers, the Companies, the Parent or its or their respective representatives and any other Person regarding any Acquisition Proposal.

            5.12 Confidentiality. Each of the Buyer, Parent and each Seller hereby acknowledges and agrees that it is subject to, and will comply with, the provisions of the confidentiality agreement, dated December 30, 2005 (the "Confidentiality Agreement"), between the Buyer and Parent and further agrees that if for any reason, termination of this Agreement occurs prior to the Closing, the Buyer shall continue to comply with the Confidentiality Agreement in accordance with its terms.

            5.13 Tax Matters.

                  (a) To the extent permitted under applicable Law, the Sellers, the Companies, the Subsidiaries and the Buyer shall close or terminate (or cause to be closed or terminated), as of the Closing Date, each Tax period relating to any Tax Return of a Company or a Subsidiary.

                  (b) To the extent not filed prior hereto, the Sellers shall prepare or cause to be prepared, in accordance with applicable Law and consistent with past practice, each Tax Return of a Company or a Subsidiary for each Pre-Closing Period (other than a Straddle Period). At least twenty (20) days prior to the date on which a Tax Return of a Company or a Subsidiary for a Pre-Closing Period (other than a Straddle Period) is due (after taking into account any valid extension), the Buyer may propose reasonable changes and revisions to such Tax Return provided that such changes and revisions shall not increase the Taxes of the Sellers, except for those changes that are required by applicable Law. The Sellers shall cooperate fully in making any reasonable changes and revisions to the Tax Return for a Pre-Closing Period (other than a Straddle Period). At least three
            (3) days prior to the date on which the Tax Return (as reasonably revised by the Buyer) for a Pre-Closing Period (other than a Straddle Period) is due (after taking into account any valid extension), the Sellers shall pay to the Buyer an amount equal to any Tax due with respect to such Tax Return, but only if and to the extent such Tax was not taken into account in determining the Audited Tangible Net Worth (otherwise such Tax shall be paid by the Buyer).

                  (c) The Buyer shall prepare and file each Tax Return of a
            Company or a Subsidiary for any Straddle Period in accordance with applicable Law. At least twenty (20) days prior to the date on which a Tax Return of a Company or a Subsidiary for a Straddle Period is due (after taking into account any valid extension), the Buyer shall deliver such Tax Return to the Sellers. No later than five (5) days prior to the date on which such Tax Return for any Straddle Period is due (after taking into account any valid extension), the Sellers may make reasonable changes and revisions to such Tax Return. The Buyer shall co-operate fully in making any reasonable changes and revisions to the Tax Return for any Straddle Period. At least three
            (3) days prior to the date on which such Tax Return for a Straddle Period is due (after taking into account any valid extension), the Sellers shall pay to the Buyer an amount equal to the Tax on such Tax Return to the extent such Tax relates, as determined under
            Section 5.13(d), to the portion of such Straddle Period ending on and including the Closing Date, but only if and to the extent such Tax was not taken into account for purposes of determining the Audited Tangible Net Worth.

                  (d) In the case of a Tax of a Company or a Subsidiary for a
            Straddle Period, the portion of such Tax that relates to the portion of the Straddle Period ending on the Closing Date shall (i) in the case of a Tax (other than a Tax based upon or related to income, employment, sales or other transactions, franchise or receipts) be deemed to be the amount of such Tax for the entire Straddle Period multiplied by a fraction the numerator of which is the number of days in the portion ending on the Closing Date of the Straddle Period and the denominator of which is the number of all of the days in the Straddle Period; and (ii) in the case of a Tax based upon or related to income, employment, sales or other transactions, franchise or receipts, be deemed equal to the amount which would be payable if the Straddle Period ended on the Closing Date and such Tax was based on an interim closing of the books as of the Closing.

                  (e) Each party shall promptly forward to the other a copy of all written communications from any Governmental Entity relating to any Tax or Tax Return of a Company or a Subsidiary for a Pre-Closing Period or Straddle Period. Upon reasonable request, the Buyer and the Sellers shall each make available to the other all information, records or other documents relating to any Tax or any Tax Return of a Company or a Subsidiary for a Pre-Closing Period or Straddle Period. The Buyer and the Sellers shall preserve all information, records or other documents relating to a Tax or a Tax Return of a Company or a Subsidiary for a Pre-Closing Period or Straddle Period, until the date that is six (6) months after the expiration of the statute of limitations applicable to the Tax or the Tax Return. Prior to transferring, destroying or discarding any information, records or documents relating to any Tax or any Tax Return of a Company or a Subsidiary for a Pre-Closing Period or Straddle Period, the Sellers shall give to the Buyer a reasonable written notice and, to the extent the Buyer so requests, the Sellers shall permit the Buyer to take possession of all such information, records and documents. In addition, the Buyer and each Seller shall cooperate with each other in connection with all matters relating to the preparation of any Tax Return or the payment of any Tax of a Company or a Subsidiary and in connection with any Proceeding relating to any Tax or Tax Return of a Company or a Subsidiary. Nothing in this
            Section 5.13(e) shall affect or limit any indemnity or similar provision or any other representations, warranties or obligations of the Companies, the Subsidiaries, or the Sellers. Each party shall bear its own costs and expenses in complying with the provisions of this Section 5.13(e).

                  (f) Any Tax sharing or similar agreement with respect to or involving a Company or a Subsidiary shall be terminated as of the Closing Date, without liability to any party and shall have no further effect for any year (whether the current year, a future year or a past year). Any amounts payable under any Tax sharing or similar agreement shall be cancelled as of the Closing Date.

                  (g) The Buyer and the Sellers shall co-operate to ensure that any Earn-Out Payment consists of cash sufficient to satisfy any withholding Tax obligations and employment-related Taxes (employer and employee) incurred as a result of any subsequent transfer of all or any portion of the Earn-Out Payment (after giving effect to any adjustment set forth in Section 2.4). The Buyer agrees to indemnify the Sellers and its Affiliates for any income Taxes incurred as a result of the disallowance of any deduction resulting from or relating to a subsequent transfer of all or any portion of an Earn-Out Payment. Section 7.5 shall apply to any indemnity claim made under the preceding sentence, except that no Claim Notice shall be required under Section 7.5 prior to the time at which an issue that would give rise to an indemnity claim under the preceding sentence is communicated in any manner with reasonable specificity in the course of any Proceeding and "ninety (90) days" will be inserted in lieu of "thirty (30) days" in Section 7.5(b), and it is understood and agreed that the Buyer shall not assume the defense of any Proceeding prior to ninety (90) days after receiving a Claim Notice.

            5.14 Purchase Price Allocation. The Buyer shall prepare an allocation of the Purchase Price (and all other capitalized costs, if any) among the purchased assets (or deemed purchased assets for US federal income tax purposes) in accordance with Section 1060 of the Code and the Treasury regulations thereunder (and any similar provision of state or local law). The Buyer shall deliver such allocation to the Sellers within sixty (60) days after the Closing Date. In the event that the Sellers do not agree with such allocation, the Sellers shall have thirty (30) days following receipt of such allocation to notify the Buyer that the Sellers disagree with such allocation, which notice shall set forth the adjustments that the Sellers believe should be made to such allocation. The Sellers and the Buyer shall reasonably cooperate to reconcile their differences, if any, with respect to the allocation of the Purchase Price. The Buyer and the Sellers and their Affiliates shall report, act and file Tax Returns (including, but not limited to, Internal Revenue Service Form 8594) in all respects and for all purposes consistent with such allocation prepared by the Buyer. None of Buyer, the Sellers or any of their respective Affiliates shall take any position (whether in audits, tax returns or otherwise) that is inconsistent with such allocation unless required to do so by applicable Law.

            5.15 Reporting Requirements; Integration. Through the second anniversary of the 2009 Earn-out Payment Date, HIL will file all documents required to be filed with the SEC pursuant to the Exchange Act within the time periods required by the Exchange Act and the regulations thereunder. As of their respective dates, such documents will comply in all material respects with applicable SEC requirements and did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. For a period of at least 180 days after the issuance of the Earn-out Shares to the Sellers in accordance with this Agreement, HIL will not, directly or indirectly though any agent, sell, offer to sell, solicit offers to buy or otherwise negotiate in respect of any "security" (as defined in the Securities Act) if, as a result of the doctrine of "integration" referred to in Rule 502 under the Securities Act, such offer or sale would render invalid, for the purpose of, the exemption from the registration requirements of the Securities Act provided by Section 4(2) thereof or otherwise.

            5.16 Other Transaction Documents. Each of the parties hereto, as applicable, shall use commercially reasonable efforts to negotiate, in good faith, and enter into: (a) an agreement regarding the provision of certain information technology services (the "Transition Services Agreement") containing such terms and conditions as mutually agreed upon by the parties and (b) the Strategic Alliance Agreement containing the terms and conditions set forth on Exhibit B attached hereto and as otherwise mutually agreed upon by the parties.

            5.17 Errors and Omissions. The parties will reasonably cooperate in good faith to resolve any claims arising under the E and O Coverage.

            5.18 Transfer of Personal Property and Casualty Business. At the Closing, Parent shall cause all right, title and interest in all assets (but no liabilities) relating to the personal property and casualty lines of insurance business of Charter One Insurance Agency, Inc. as more specifically set forth in
Schedule 5.18, to be transferred to the Affiliate of the Buyer designated by the Buyer to Parent in writing at least ten (10) days prior to the Closing Date, and such Affiliate shall assume all right, title and interest in such assets (but no liabilities).

            5.19 Amounts Due from Certain Producers. The Buyer shall reimburse CBPA for any amounts that are collected by the Buyer or any of its Affiliates, after expending commercially reasonable efforts, during the eighteen (18) month period following the Closing, in connection with any accounts receivable or other amounts due from the any of the individuals listed in Section 9(qqqqq)(i)(E).

            5.20 License Reinstatements. As promptly as practicable after the date hereof, the Sellers at their sole cost and expense shall use commercially reasonable efforts to cause all of the Licenses set forth on Schedule 3.9 of the Sellers' Disclosure Schedule to be reinstated.

            5.21 Other Actions. Each of the parties hereto shall use all commercially reasonable efforts to take, or cause to be taken, all actions, do, or cause to be done, all things, and negotiate, execute and deliver all documents, including the Transaction Documents, as may be necessary, proper or advisable under applicable Laws or reasonably required pursuant to the terms of this Agreement in order to consummate the transactions contemplated hereby, including the Transaction Documents. Each of the parties hereto will, and will each cause its representatives to, deliver all documents required to be delivered at the Closing by such persons and entities as required and as set forth in Article 6 hereof.

      6. CONDITIONS PRECEDENT TO CLOSING.

            6.1 Conditions Precedent to the Buyer's Obligations to Close. The obligation of the Buyer to consummate the transactions contemplated hereby is subject to the satisfaction prior to or as of the Closing Date of each of the following conditions, to the extent not waived by the parties hereto:

                  (a) The representations and warranties of the Sellers
            contained in Article 3 that (i) contain qualifications and exceptions therein relating to materiality or a Material Adverse Effect shall be true and correct on and as of the Closing Date and
            (ii) do not contain any qualifications and exceptions therein relating to materiality or a Material Adverse Effect shall be true and correct in all material respects on and as of the Closing Date (except, in the case of either (i) or (ii), to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct or materially true and correct, as appropriate, as of such earlier date).

                  (b) The covenants and agreements of the Sellers and Parent contained in this Agreement and required to be complied with or performed prior to or as of the Closing Date shall have been complied with or performed in all material respects.

                  (c) The Buyer shall have received a certificate dated as of the Closing Date and executed by an officer of each Seller and Parent, certifying the satisfaction of the conditions set forth in clauses (a) and (b).

                  (d) The Sellers and Parent shall have executed and/or
            delivered, as applicable:

                        (i) The Strategic Alliance Agreement;

                        (ii) Seller Required Consents;

                        (iii) The Sub-Lease Agreement;

                        (iv) The Owned RE Lease;

                        (v) The Transition Services Agreement;

                        (vi) The resignations of those managers and officers of
                  each of the Companies who are also full-time employees of Parent or any of its subsidiaries (excluding the Companies);

                        (vii) An Assignment and Assumption Agreement with
                  respect to the intellectual property described in Section 5.3(b); and

                        (viii) A Bill of Sale with respect to the assets
                  described in Section 5.18.

                  (e) The Buyer shall have received the Estimated Closing Date
            Balance Sheets at least five (5) days prior to the Closing.

                  (f) A certificate duly executed by the Secretary of each of the Sellers, certifying the resolutions duly and validly adopted by the board of directors of the Sellers, evidencing the authorization of the Sellers' consummation of the transactions contemplated hereby and, as to its certificate of incorporation and by-laws, each in effect as of the Closing Date.

                  (g) The transactions contemplated hereby and by the other
            Transaction Documents shall have received HSR Clearance.

                  (h) There shall not be in effect any injunction or Order
            issued by a court of competent jurisdiction in any Proceeding against the consummation of the transactions contemplated hereby or by any Transaction Document.

                  (i) The Buyer shall have received long-form good standing
            certificates, where recognized (or the equivalent thereto in the relevant jurisdiction) relating to each Company, dated within five
            (5) business days of the Closing Date, issued by the Secretary of State (or other similar official) of their respective states of organization or formation, as the case may be.

                  (j) The Buyer shall have received such instruments of
            assignment and transfer as are reasonably required to effect the transfer of the Interests to the Buyer in accordance with this Agreement.

            6.2 Condition Precedent to the Sellers' and Parent's Obligations to Close. The obligation of the Sellers and Parent to consummate the transactions contemplated hereby is subject to the satisfaction prior to or as of the Closing Date of the following conditions:

                  (a) The representations and warranties of the Buyer contained in Article 4 that (i) contain qualifications and exceptions therein relating to materiality or a Material Adverse Effect shall be true and correct on and as of the Closing Date and (ii) do not contain any qualifications and exceptions therein relating to materiality or a Material Adverse Effect shall be true and correct in all material respects on and as of the Closing Date (except, in the case of either (i) or (ii), to the extent such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct or materially true and correct, as appropriate as of such earlier date).

                  (b) The covenants and agreements of the Buyer contained in this Agreement and required to be complied with or performed prior to or as of the Closing Date shall have been complied with or performed in all material respects.

                  (c) The Sellers and Parent shall have received a certificate dated as of the Closing Date and executed by an officer of the Buyer, certifying the satisfaction of the conditions set forth in clauses (a) and (b).

                  (d) The Buyer shall have executed and/or delivered, as
            applicable:

                        (i) The Strategic Alliance Agreement;

                        (ii) The Purchase Price;

                        (iii) Buyer Required Consents;

                        (iv) The Sub-Lease Agreement;

                        (v) The Owned RE Lease; and

                        (vi) The Transition Services Agreement.

                  (e) A certificate duly executed by the Secretary of the Buyer, certifying the resolutions duly and validly adopted by the board of directors of the Buyer, evidencing the authorization of the Buyer's consummation of the transactions contemplated hereby and, as to its certificate of incorporation and by-laws, each in effect as of the Closing Date.

                  (f) The transactions contemplated hereby and by the other
            Transaction Documents shall have received HSR Clearance.

                  (g) There shall not be in effect any injunction or Order
            issued by a court of competent jurisdiction in any Proceeding against the consummation of the transactions contemplated hereby or by any Transaction Document.

            6.3 No Prohibitions. No applicable Order or Law shall exist and remain in effect, which would render it unlawful, as of the Closing Date, to effect the transactions contemplated by this Agreement or the Transaction Documents in accordance with their terms.

      7. INDEMNIFICATION.

            7.1 Survival of Representations, Warranties, Covenants and
Agreements.

                  (a) The respective representations and warranties of Parent, the Sellers and the Buyer hereunder, unless otherwise specifically addressed herein, shall survive the Closing for a period of two (2) years; provided, that (i) the representations and warranties set forth in Section 3.10 and Section 3.15 shall survive the Closing for a period equal to the applicable statute of limitations plus ninety
            (90) days, (ii) any representation or warranty contained in Section 3.1, Section 3.2, Section 3.3, Section 4.1, Section 4.2 or Section
            4.7 shall survive indefinitely, (iii) any representation or warranty contained in Section 4.11 shall survive until one business day after the delivery of the 2009 Earn-out Payment and (iv) any representations and warranties fraudulently made in this Agreement or in any certificate delivered pursuant hereto shall survive indefinitely. Thereafter all such representations and warranties of Parent, the Sellers and the Buyer shall be extinguished and no claim for indemnification under this Agreement may be asserted in respect thereof; provided, however, that claims first asserted with specificity in writing prior to the expiration of the applicable period referred to above shall not thereafter be barred.

                  (b) The covenants and agreements of Parent, the Sellers and the Buyer contained in this Agreement shall survive the Closing until the expiration of the applicable statute of limitations plus ninety (90) days, except that those covenants and agreements for which survival is expressly limited by their terms to other dates or times shall survive to such other dates or times. Without limiting the generality of the foregoing, for the avoidance of doubt, the covenants and agreements of the Seller contained in Section 5.4 and
            Section 5.5(a) shall terminate at the Closing.

            7.2 Indemnification by the Sellers. Each of the Sellers, jointly and severally, shall indemnify and defend each of the Companies and the Buyer and each of its and their respective successors, transferees, assignees, officers, directors, employees, shareholders, agents, advisors or representatives (each, a "Buyer Indemnitee") against, and hold each Buyer Indemnitee harmless from, any loss, liability, obligation, deficiency, damage, Tax or expense including, without limitation, interest, penalties, reasonable attorneys' and consultants' fees, disbursements and other out-of-pocket expenses (collectively, "Damages"), that any Buyer Indemnitee may suffer or incur based upon, attributable to, arising from, relating to or in connection with any of the following (whether or not in connection with any third party claim):

                  (a) The inaccuracy in or breach of any representation or
            warranty of Parent or the Sellers contained in this Agreement, to the extent such inaccuracy or breach has not been waived by the Buyer;

                  (b) The failure of such Seller or Parent to perform or to
            comply in all material respects with any covenant or agreement required to be performed by such Seller or Parent contained in this Agreement, to the extent such failure to perform or noncompliance has not been waived by the Buyer;

                  (c) Any obligation to provide post-retirement welfare coverage to any employee or former employee of any Company which may have accrued through the Closing Date as a result of such employee's service with any Company or any ERISA Affiliate prior to the Closing Date (except as required by Section 4980B of the Code or Sections 601 through 608 of ERISA);

                  (d) (i) With respect to any arrangement set forth in Schedule
            3.10(j), any claim with respect to such arrangement that arises from benefits accrued or any event that occurred prior to or on the Closing Date, and (ii) with respect to any Employee Benefit Plan not described in Section 7.2(d)(i) above, any claim with respect to such Employee Benefit Plan;

                  (e) Any claims for Damages with respect to any Excluded
            Liabilities;

                  (f) Any Company Tax relating to a Pre-Closing Period or the pre-Closing portion of a Straddle Period (except if and to the extent such Company Tax was taken into account for purposes of determining the Audited Tangible Net Worth or paid by Sellers pursuant to Section 5.13);

                  (g) Any Accounts Receivable of any of the Companies as of the
            Closing Date, if and to the extent any of the Companies (or any of their Affiliates), despite commercially reasonable efforts, is unable to collect such Accounts Receivable within one hundred and eighty (180) days following the Closing;

                  (h) Any claims in the nature of an errors and omissions
            insurance claim, as such term is defined in and to the extent covered by the Business Professional Liability policy in effect for Parent or its subsidiaries as of the date of execution of this Agreement ("E and O Coverage") (assuming such policy contained no deductible), asserted within three (3) years of the Closing Date against any of the Companies relating to the periods prior to the Closing;

                  (i) Any claim asserted by Zurich Financial Services Inc. or any of its Affiliates relating to or in connection with a payment made in 2005;

                  (j) Any note or other amount due from Lyons Insurance, Steve
            Odell or Robert Odell, either collectively and/or individually, and any contingent payment owed to Citizens Clair by Brown and Brown, if and despite commercially reasonable efforts, any of the Companies is unable to collect on such note or contingent payment within the later of one hundred and eighty (180) days following the Closing Date or sixty (60) days following maturity or the date such contingent payment is due; and

                  (k) Any amounts due in excess of any claims for disability insurance or similar benefits for the period through and including the Closing Date.

            7.3 Indemnification by the Buyer. The Buyer shall indemnify and defend Parent, the Sellers and their successors, transferees, assignees, officers, directors, trustees, employees, shareholders, agents, advisors or representatives (each, a "Seller Indemnitee") against, and hold each Seller Indemnitee harmless from, any Damages that any Seller Indemnitee may suffer or incur, based upon, attributable to, arising from, relating to or in connection with any of the following (whether or not in connection with any third party claim):

                  (a) The inaccuracy in or breach of any representation or
            warranty of the Buyer contained in this Agreement, to the extent such inaccuracy or breach has not been waived by the Sellers or Parent;

                  (b) The failure of the Buyer to perform or to comply in all material respects with any covenant or agreement required to be performed by the Buyer contained in this Agreement, to the extent such failure to perform or noncompliance has not been waived by Parent or the Sellers;

                  (c) All liabilities and obligations assumed by the Buyer or any Affiliate of the Buyer pursuant to the terms of this Agreement, or otherwise relating to the operation of the Business, excluding the Excluded Liabilities, after the Closing;

                  (d) Any Tax of a Company relating to a Post-Closing Period or to the post-Closing portion of the Straddle Period;

                  (e) Any Damages with respect to the Companies' employees to the extent arising in connection with events that occur on or after the Closing Date;

                  (f) The failure of the Buyer to perform or to comply in all material respects with Section 5.13(g).

            7.4 Limitations on Liability. Except for the liabilities and obligations contemplated by Section 7.2(d), Section 7.2(e), Section 7.2(f),
Section 7.2(i), Section 7.2(j), Section 7.3(e) and Section 7.3(f), the liability of the Sellers or the Buyer, as applicable, for claims under this Agreement shall be limited by the following:

                  (a) If the Closing shall not have occurred, recovery of the
            Buyer, Parent, the Sellers or the Companies pursuant to this Article 7 shall be limited to actual out-of-pocket expense. In no event, whether prior to or after the Closing, shall Damages include any punitive, exemplary, special, indirect, incidental or consequential damages whatsoever except for any such damages owed to a third party.

                  (b) The amount of Damages otherwise recoverable under this
            Article 7, and the amount of any claim which may be asserted for any purpose whatsoever hereunder, shall be reduced to the extent to which any Federal, state, local or foreign tax liabilities of Seller Indemnitee or Buyer Indemnitee, as applicable, is decreased by reason of any Damage in respect of which such Seller Indemnitee or Buyer Indemnitee, as applicable, shall be entitled to indemnity under this Agreement.

                  (c) No Damages shall be recoverable by a Seller Indemnitee or
            Buyer Indemnitee, and no claim therefor shall be asserted for any purpose whatsoever hereunder, with respect to any matter which is covered by insurance, to the extent proceeds of such insurance or other third party indemnitor are paid or payable.

                  (d) (i) No Damages shall be recoverable by a Seller Indemnitee or Buyer Indemnitee pursuant to the provisions of this Article 7, and no claim therefor shall be asserted for any purpose whatsoever hereunder, with respect to any individual Damage unless the amount thereof equals at least Ten Thousand U.S. dollars ($10,000).

                        (ii) No Damages shall be recoverable by a Seller
                  Indemnitee or Buyer Indemnitee pursuant to the provisions of this Article 7, and no claim therefor shall be asserted for any purpose whatsoever hereunder, unless the amount of Seller Indemnitees' or Buyer Indemnitees', as the case may be, Damages equals at least One Hundred Thousand U.S. dollars ($100,000) in the aggregate, whereupon an amount equal to the excess shall be recoverable by a Seller Indemnitee or Buyer Indemnitee in accordance with the terms hereof.

                        (iii) The aggregate amount of Damages recoverable
                  pursuant to the provisions of this Article 7 by all Seller Indemnitees or Buyer

                  Indemnitees, as the case may be, shall be limited to Twenty Five Percent (25%) of the Purchase Price in the aggregate.

                        (iv) Notwithstanding Sections 7.4(d)(i) and (ii) above,
                  the Sellers shall indemnify the Buyer with respect to Damages relating to any Accounts Receivable of any of the Companies, to the extent such Damages, in the aggregate, exceed Ten Thousand U.S. dollars ($10,000).

                  (e) The Sellers shall indemnify the Buyer with respect to
            Damages relating to the E and O Coverage for up to a maximum of Ten Million U.S. dollars ($10,000,000). Payments under this Section 7.4(e) shall not be subject to, or count against, any of the limitations set forth in Section 7.4(d).

                  (f) No Damages shall be recoverable by any Buyer Indemnitee pursuant to the provisions of this Article 7, and no claim therefor shall be asserted for any purpose whatsoever hereunder, which arise out of facts, circumstances or conditions which are disclosed in this Agreement or any Schedule or Exhibit hereto.

            7.5 Indemnification Procedures.

                  (a) Any Seller Indemnitee or Buyer Indemnitee seeking
            indemnification for Damages under this Agreement (each, an "Indemnified Party") shall, promptly after receipt by such Indemnified Party of notice of any claim or circumstances in which indemnification may be sought, or the commencement of any Proceeding, including any Proceeding by a third party, if a claim for indemnification in respect thereof is sought, give the party or parties against whom such indemnification is sought (collectively the "Indemnifying Parties"), written notice (a "Claim Notice"), setting forth in reasonable detail the nature thereof, the facts giving rise to any claim for indemnification and the basis upon which the Indemnified Party seeks indemnification hereunder; provided, that a Claim Notice in respect of any action at law or in equity by or against a third party as to which indemnification will be sought shall be given promptly after the action or suit is commenced. The omission of any Indemnified Party to notify promptly such Indemnifying Party of any such claim or circumstance shall not relieve such Indemnifying Party from any liability which it may have to such Indemnified Party under this Article 7 unless, and only to the extent that, such omission results in such Indemnifying Party's forfeiture of substantive rights or defenses.

                  (b) In the case of any such Proceeding by a third party
            against an Indemnified Party, the Indemnifying Party shall, upon notice submitted within thirty (30) days of receipt of the Claim Notice, assume the defense thereof, with counsel reasonably satisfactory to the Indemnified Party; provided that (i) the Indemnifying Party provides the Indemnified Party with a written representation to the effect that the Indemnifying Party has sufficient financial resources to satisfy the amount of any adverse monetary judgment that is reasonably likely to result; (ii) the liability claim solely seeks (and continues to seek) monetary damages; and (iii) the Indemnifying Party expressly agrees in writing that, as between the Indemnifying Party and the Indemnified Party, the Indemnifying Party shall be solely obligated to satisfy and discharge the liability claim in accordance with this Agreement (the conditions set forth in clauses (i) through (iii) are collectively referred to as the "Litigation Conditions") and, after notice from the Indemnifying Party to the Indemnified Party of its assumption of the defense thereof and compliance with the Litigation Conditions, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof (but the Indemnified Party shall have the right, but not the obligation, to participate at its own cost and expense in such defense by counsel of its own choice) or for any amounts paid or foregone by the Indemnified Party as a result of the settlement or compromise thereof (without the written consent of the Indemnifying Party). Anything in this Section 7.5(b) notwithstanding, if both the Indemnifying Party and the Indemnified Party are named as parties or subject to such Proceeding and either such party determines with advice of counsel that there may be one or more legal defenses available to it that are different from or additional to those available to the other party or that a material conflict of interest between such parties may exist in respect of such Proceeding, then the Indemnifying Party may decline to assume the defense on behalf of the Indemnified Party or the Indemnified Party may retain the defense on its own behalf, and, in either such case, after notice to such effect is duly given hereunder to the other party, the Indemnifying Party shall be relieved of its obligation to assume the defense on behalf of the Indemnified Party, but shall be required to pay any legal or other expenses including, without limitation, reasonable attorneys' fees and disbursements, incurred by the Indemnified Party in such defense.

                  (c) If the Indemnifying Party assumes the defense of any such
            Proceeding, the Indemnified Party shall cooperate fully with the Indemnifying Party and shall appear and give testimony, produce documents and other tangible evidence, allow the Indemnifying Party reasonable access to the books and records of the Indemnified Party and otherwise assist the Indemnifying Party in conducting such defense. The Indemnifying Party shall have the sole right to settle or otherwise dispose of such claim or demand on such terms as it shall deem appropriate; provided that the consent of the Indemnified Party to the settlement or disposition of such claim or demand shall be required if such settlement or disposition shall result in any liability to, or equitable relief against, the Indemnified Party. No Indemnifying Party shall, without the consent of the Indemnified Party, consent to entry of any judgment or enter into any settlement or compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect of such claim or Proceeding. If the Indemnifying Party shall (x) fail promptly and diligently to assume the defense of any Proceeding, or (y) the Litigation Conditions cease to be met, then the Indemnified Party may respond to, contest and defend against such Proceeding and may make in good faith any compromise or settlement with respect thereto, and recover from the Indemnifying Party the entire cost and expense thereof including, without limitation, reasonable attorneys' fees and disbursements and all amounts paid or foregone as a result of such Proceeding, or the settlement or compromise thereof. The indemnification required hereunder shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills or invoices are received or loss, liability, obligation, damage or expense is actually suffered or incurred.

                  (d) The liability of an Indemnifying Party to indemnify the
            Indemnified Party for Damages shall be limited to claims as to which the Indemnified Party has given written notice on or prior to the expiration of the applicable survival periods set forth in this
            Article 7.

                  (e) The parties shall use commercially reasonable efforts to mitigate and minimize Damages for which indemnification is available under this Article 7 and shall act in good faith in responding to, defending against, settling or otherwise dealing with such claims. Without limiting the generality of the foregoing, in connection with any claim for indemnification under this Article 7, an Indemnified Party shall diligently pursue any available claims against insurers who may have provided insurance coverage for any Damages and shall use its commercially reasonable efforts to pursue, or to assign to the Indemnifying Party, any claims or rights it may have against any Person that may reduce the Damages otherwise incurred by the Indemnified Party.

            7.6 No Double Recovery. Except for remedies that cannot be waived as a matter of law, and remedies for injunctive or other equitable relief as provided in this Agreement, the sole and exclusive remedy of both the Buyer and the Sellers hereunder or otherwise in connection with the transactions contemplated hereby shall be restricted to the indemnification rights set forth in this Article 7.

            7.7 Tax Treatment of Indemnity Payments. The Buyer, the Sellers and the Companies agree to treat all indemnification payments made pursuant to
Article 7 as adjustments to the Purchase Price (as increased or decreased as applicable by the amount, if any, of the Audit Adjustment) for Tax purposes and that such treatment shall govern for purposes hereof, except to the extent that the laws of a particular jurisdiction provide otherwise.

      8. TERMINATION.

            8.1 Termination of Agreement. This Agreement may not be terminated prior to the Closing, except as follows:

                  (a) by mutual agreement of the Sellers, Parent and the Buyer;

                  (b) at the election of the Sellers, Parent or the Buyer upon prior written notice, if any one or more of the conditions set forth in Article 6 (other than those that by their nature are to be satisfied at the Closing) has not been fulfilled as of the close of business on December 31, 2006 (the "Outside Date"); provided that the conduct of the party electing to terminate this Agreement pursuant to this Section 8.1(b) has not substantially resulted in the failure of such condition or conditions to be satisfied;

                  (c) at the election of the Sellers, Parent or the Buyer upon prior written notice, if any Governmental Entity shall have issued a final Order, without any further right of appeal, restraining, enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement or any Transaction Document;

                  (d) at the election of the Buyer, upon prior written notice to the Sellers, if there has been an inaccuracy in, breach or non-compliance by the Sellers of any representation, warranty, covenant or agreement contained in this Agreement that would result in the failure of the condition set forth in Section 6.1 to be satisfied, which breach is incapable of being cured or, if such breach is capable of being cured, is not cured within thirty (30) days following receipt by the Sellers of notice of such breach; or

                  (e) at the election of the Sellers, upon prior written notice to the Buyer, if there has been an inaccuracy in, breach or non-compliance by the Buyer of any representation, warranty, covenant or agreement contained in this Agreement that would result in the failure of the condition set forth in Section 6.2 to be satisfied, which breach is incapable of being cured or, if such breach is capable of being cured, is not cured within thirty (30) days following receipt by the Buyer of notice of such breach.

            8.2 Obligations; Survival. If this Agreement terminates pursuant to
Section 8.1 and the transactions contemplated hereby are not consummated,

                  (a) this Agreement shall become null and void and have no
            further force or effect, except that any such termination shall be without prejudice to the rights of any party with respect to the failure to satisfy any term or provision of this Agreement arising from or relating to the willful breach or violation of the representations, warranties, covenants or agreements of the other party under this Agreement;

                  (b) notwithstanding anything in this Agreement to the
            contrary, the provisions of Section 5.1(g), Section 5.1(h), Section 5.5, Section 5.6, Section 5.12, Article 7, this Section 8.2 and
            Article 10 of this Agreement, shall survive any termination of this Agreement; and

                  (c) the Buyer shall promptly dispose of or return to the
            Sellers all books and records and all other information furnished by the Sellers, their agents, employees or representatives (including all copies, if any) in accordance with the provisions of the Confidentiality Agreement and shall not use or disclose the information contained in such books and records for any purpose or make such information available to any other Person.

      9. DEFINITIONS. For purposes of this Agreement, the following definitions shall apply:

                  (a) "2006 Income" has the meaning set forth in Section 2.4(b).

                  (b) "2007 Earn-out Payment Date" has the meaning set forth in
            Section 2.4(a).

                  (c) "2008 Earn-out Payment Date" has the meaning set forth in
            Section 2.4(a).

                  (d) "2009 Earn-out Payment Date" has the meaning set forth in
            Section 2.4(a).

                  (e) "Accounts Receivable" means the Companies' customer
            premium and direct bill accounts receivable relating to the Business, including, but not limited to, any such account derived from a premium financing transaction, net of any unearned commission reserves maintained in accordance with SAB 101.

                  (f) "Actual 2006 Income" has the meaning set forth in Section
            2.4(b).

                  (g) "Acquisition Proposal" has the meaning set forth in
            Section 5.11.

                  (h) "Additional Compensation Arrangement" means any agreement or other arrangement in effect as of the date hereof pursuant to which any Company has received, is receiving or may be entitled to receive any compensation, payment or other benefit, if and to the extent based upon volume, loss history, customer quality, or other similar factors, from or on behalf of any insurance or reinsurance underwriter.

                  (i) "Affiliate" means, with respect to any Person, any other
            Person that controls, is controlled by, or is under common control with the such Person. The term "control" (including, with correlative meaning, the terms "controlled by" and "under common control with") (whether or not exercised), as applied to any Person, means the possession, directly or indirectly, of the power (whether or not exercised) to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting or other securities, by contract or otherwise.

                  (j) "Agreement" means this Purchase and Sale Agreement.

                  (k) "Anniversary Date" means each of the first, second, and third anniversary dates of the Closing Date.

                  (l) "Arbitrator" has the meaning set forth in Section 2.5(c).

                  (m) "Audit Adjustment" has the meaning set forth in Section
            2.3(b).

                  (n) "Audited Tangible Net Worth" has the meaning set forth in
            Section 2.3(a) and Section 2.5.

                  (o) "B & L" has the meaning set forth in the Recitals.

                  (p) "Business" means the material business activities and
            operations directly associated with the insurance agency operations engaged in by any of the Companies at the time of execution of this Agreement, other than the operations related to the Excluded Business.

                  (q) "business day" means a day other than Saturday, Sunday or any other day on which banks located in New York, New York are authorized or obligated by Law to close.

                  (r) "Buyer" has the meaning set forth in the Recitals.

                  (s) "Buyer Indemnitee" has the meaning set forth in Section
            7.2.

                  (t) "Buyer Required Consents" has the meaning set forth in
            Section 4.3(b).

                  (u) "CBMA" has the meaning set forth in the Recitals.

                  (v) "CBPA" has the meaning set forth in the Recitals.

                  (w) "Change of Control" shall mean, with respect to any
            Person, (i) a sale of the majority of such Person's capital stock or membership interests to a Person that was not an Affiliate of such Person prior to such sale, or (ii) the result of a merger of such Person with an entity that is not an Affiliate in which a majority of the capital stock or membership interests of such Person is transferred to a Person that was not an Affiliate of such Person prior to such merger.

                  (x) "Citizens Clair" has the meaning set forth in the
            Recitals.

                  (y) "Claim Notice" has the meaning set forth in Section
            7.5(a).

                  (z) "Closing" means the consummation of the transactions
            contemplated by this Agreement.

                  (aa) "Closing Date" means the date on which the Closing
            occurs.

                  (bb) "Code" means the Internal Revenue Code of 1986, as
            amended.

                  (cc) "Company" or "Companies", as applicable, means
            Feitelberg, B & L, and Citizens Clair, or any successors thereto or any transferees thereof.

                  (dd) "Company Client" means any individual for whom any
            Company serves as the validly appointed broker or agent for the placement of insurance.

                  (ee) "Company Securities" has the meaning set forth in Section
            3.2(a).

                  (ff) "Company Tax" means any Tax, if and to the extent that
            Parent, a Seller, a Company or a Subsidiary is or may be potentially liable under applicable Law, under contract or on any other grounds (including, but not limited to, as a transferee or successor, under Code Section 6901 or Treasury Regulation Section 1.1502-6, as a result of any Tax sharing or other agreement, or by operation of law) for any such Tax).

                  (gg) "Competitive Acquirer" means any entity which acquires
            Parent in a transaction constituting a Change of Control.

                  (hh) "Confidentiality Agreement" has the meaning set forth in
            Section 5.12.

                  (ii) "Contract" means any agreement, contract, covenant,
            instrument, or other similar item (including, but not limited to, any bond, commission arrangement, easement, employment or consulting agreement, debt, "drag-along" or tag-along" right, earn-out or similar arrangement, guarantee, indebtedness, indemnity, indenture, lease, loan, license, mortgage, option, trust agreement, non-competition, non-solicitation or other restrictive covenant, note, partnership or limited liability company agreement, purchase or repurchase right, redemption right, right of first refusal, security interest, shareholder agreement, understanding, or undertaking).

                  (jj) "Copyrights" has the meaning set forth in Section
            3.12(c)(iii).

                  (kk) "CSH" has the meaning set forth in the Recitals.

                  (ll) "Damages" has the meaning set forth in Section 7.2.

                  (mm) "E and O Coverage" has the meaning set forth in Section
            7.2(h).

                  (nn) "Earn-out Calculation" has the meaning set forth in
            Section 2.4(a).

                  (oo) "Earn-out Payment" or "Earn-out Payments," as applicable, has the meaning set forth in Section 2.4(a).

                  (pp) "Earn-out Shares" has the meaning set forth in Section
            3.28.

                  (qq) "EBITDA" means, as determined on each Anniversary Date with respect to a particular Company, earnings before taking into account any interest, taxes, depreciation or amortization for the one year period ending on the Anniversary Date. Any income accruing within any one (1) year period shall not be included if such income is properly attributable to any time period prior to the beginning of such one (1) year period. The Buyer shall make such other adjustments as it reasonably determines in good faith to prevent the bunching of income and/or expenses.

                  (rr) "Employee Benefit Plans" means (i) any "employee pension benefit plan" (as defined in Section 3(2) of ERISA, (ii) any "employee welfare benefit plan" (as defined in Section 3(1) of ERISA), and (iii) any other written or oral plan, agreement or arrangement involving direct or indirect compensation, including without limitation, a "multiemployer plan" (as defined in either
            Section 3(37) or Section 4001(a)(13) of ERISA), insurance coverage, severance benefits, disability benefits, deferred compensation, bonuses, stock options, stock purchase, phantom stock, stock appreciation, one or more of the Severance Plans or post-retirement compensation which is sponsored, maintained or contributed to, by any of the Companies, the Sellers or any ERISA Affiliate, or for which the Companies, the Sellers or any ERISA Affiliate has any obligation or any liability of any nature.

                  (ss) "Encumbrance" has the meaning set forth in Section
            3.2(a).

                  (tt) "Environment" means all air, surface water, groundwater, or land, including land surface or subsurface, including all fish, wildlife, biota and all other natural resources.

                  (uu) "Environmental Claim" means any and all administrative or judicial actions, suits, orders, claims, liens, notices, violations, requests for information, proceedings or other written communications, whether criminal or civil, pursuant to any Environmental Law applicable to the Companies by any Person (including, but not limited to, any Governmental Entity, Person and citizens' group) alleging, asserting, or claiming any actual or potential: (i) violation of or liability under any Environmental Law, (ii) violation of any Environmental Permit, or (iii) liability for investigatory costs, cleanup costs, removal costs, remedial costs, response costs, natural resource damages, fines, or penalties arising out of, or resulting from the presence, Release, or threatened Release into the Environment, of any Hazardous Substances at any location, including, but not limited to, any off-Site location to which Hazardous Substances or materials containing Hazardous Substances were sent for handling, storage, treatment, or disposal; provided, however, that "Environmental Claim" does not include any claims made against the Companies arising out of or related to any policy of insurance issued by the Companies.

                  (vv) "Environmental Law" means any and all Laws relating to the protection of the Environment, worker health and safety, and/or governing the handling, use, generation, treatment, storage, transportation, disposal, manufacture, distribution, formulation, packaging, labeling, or Release of Hazardous Substances.

                  (ww) "Environmental Permit" means any Licenses or Consents required by any Governmental Entity under or in connection with any Environmental Law.

                  (xx) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

                  (yy) "ERISA Affiliate" means any entity which with respect to the Companies or the Sellers is a member of (i) a controlled group of corporations (as defined in Section 414(b) of the Code), (ii) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), or (iii) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code), any of which includes the Companies or the Sellers.

                  (zz) "Estimated Closing Date Balance Sheets" have the meaning set forth in Section 2.2.

                  (aaa) "Exchange Act" means the Securities Exchange Act of
            1934, as amended.

                  (bbb) "Excluded Assets and Liabilities" has the meaning
            specified in Section 1.2.

                  (ccc) "Excluded Business" means the business activities,
            operations, assets and obligations relating to the placement or sale of life insurance including variable products and annuities, disability insurance and long-term care insurance, and any insurance products offered by Parents' consumer finance division on behalf of Parent's Affiliates and their customers (including without limitation vehicle single interest or VSI insurance, credit life insurance, credit insurance, gap insurance and payment protection insurance.

                  (ddd) "Feitelberg" has the meaning set forth in the Recitals.

                  (eee) "Financial Statements" has the meaning set forth in
            Section 3.5(a).

                  (fff) "GAAP" means generally accepted accounting principles, consistently applied, as used in the United States of America as in effect as of the date hereof.

                  (ggg) "Governmental Entity" means:

                        (i) any international, foreign, provincial, United
                  States, federal, state, county, municipal or local government or governmental organization or any component part (including, but not limited to, any officer, official, branch, court, arbitration panel, agency, department, regulatory body, authority, tribunal, commission, instrumentality or agency) of any government or governmental organization,

                        (ii) any Person with any regulatory power or authority
                  or any governmental power or authority (including, but not limited to, the National Association of Securities Dealers
                  (NASD), any stock exchange or any securities market, or any Person with any power or authority to administer, assess, audit, calculate, collect, impose, investigate, review or otherwise act with respect to any Tax or any Tax-related matter), or

                        (iii) any Person acting for or on behalf of any of the
                  foregoing.

                  (hhh) "Hazardous Substance" means any chemicals, materials, substances or wastes in any amount or concentration which are now included in the definition of "hazardous substances," "hazardous materials," "hazardous wastes," "extremely hazardous wastes," "restricted hazardous wastes," "toxic substances," "toxic pollutants," "pollutants," or "contaminants" or words of similar import, under any Environmental Law.

                  (iii) "HIL" has the meaning set forth in the Recitals.

                  (jjj) "HIL Common Stock" shall mean the common stock, no par value per share, of HIL.

                  (kkk) "HIL SEC Reports" has the meaning set forth in Section
            4.8.

                  (lll) "HIL 10-K" has the meaning set forth in Section 4.8.

                  (mmm) "HIL 10-Qs" has the meaning set forth in Section 4.8.

                  (nnn) "HSR Act" shall mean the Hart Scott Rodino Antitrust
            Improvements Act of 1976, as amended.

                  (ooo) "HSR Clearance" shall mean the expiration or early
            termination of any applicable waiting period under the HSR Act, without any suit to enjoin the transactions contemplated herein having been filed by the Department of Justice or Federal Trade Commission under Title 15 of the United States Code.

                  (ppp) "Indemnified Party" has the meaning set forth in Section
            7.5(a).

                  (qqq) "Indemnifying Parties" has the meaning set forth in
            Section 7.5(a).

                  (rrr) "Intellectual Property Assets" has the meaning set forth in Section 3.12(c).

                  (sss) "Interest" or "Interests" has the meaning set forth in the Recitals.

                  (ttt) "International Employee Plan" has the meaning set forth in Section 3.10(l).

                  (uuu) "Knowledge" means the actual knowledge, without
            investigation, of any of Messrs. Michael O'Neill, Mark Thompson, Mark B. Sokolich or Bradford B. Kopp in the case of the Sellers and any of Bruce Guthart or Richard Gulliver in the case of the Buyer.

                  (vvv) "Latest Balance Sheet" or "Latest Balance Sheets" has
            the meaning set forth in Section 3.5(a).

                  (www) "Laws" or "Law" means all applicable criminal, civil or common laws, statutes, ordinances, orders, codes, rules, regulations, policies, guidance documents, writs, judgments, decrees, injunctions, or agreements of any Governmental Entity.

                  (xxx) "Lease" means all leases, subleases, licenses and other agreements under which the Companies use or occupy or have the right to use or occupy, now or in the future, any Leased Real Property.

                  (yyy) "Leased Real Property" has the meaning set forth in
            Section 3.11.

                  (zzz) "Lessors" have the meaning set forth in Section 3.11.

                  (aaaa) "License" has the meaning set forth in Section 3.9.

                  (bbbb) "Litigation Conditions" has the meaning set forth in
            Section 7.5(b).

                  (cccc) "Marks" has the meaning set forth in Section
            3.12(c)(ii).

                  (dddd) "Material Adverse Effect" means, with respect to any party to this Agreement or any of the Companies, (i) a change or effect that is or is reasonably likely to be materially adverse to the business, results of operations or financial condition of such party or Company, including its subsidiaries, taken as a whole, or (ii) a material adverse effect on the ability of such party to timely consummate, as applicable, the transactions contemplated by this Agreement.

                  (eeee) "Material Contracts" has the meaning set forth in
            Section 3.14(a).

                  (ffff) "Negotiation Period" has the meaning set forth in
            Section 5.1(c).

                  (gggg) "Noncompete Period" has the meaning set forth in
            Section 5.1(a).

                  (hhhh) "Orders" means any orders, judgments, injunctions,
            awards, decrees, consents or writs.

                  (iiii) "Organic Revenue Growth" means, as determined on each
            Anniversary Date with respect to a particular Company, the percentage determined by dividing (i) the excess (if any) of the Total Revenue (excluding any Total Revenue produced by, derived from or otherwise attributable to any asset (including, but not limited to, any stock or other equity interest) if the asset was acquired from another Person during the one year period ending on such Anniversary Date) for the one year period ending on the Anniversary Date over (B) the Total Revenue for the one year period ending on the immediately-preceding Anniversary Date (or, in the case of the determination made on the first Anniversary Date, the Closing Date) by (ii) the Total Revenue for the one year period ending on the immediately-preceding Anniversary Date (or, in the case of the determination made on the first Anniversary Date, the Closing Date). The amount set forth in the preceding sentence shall be determined in accordance with GAAP.

                  (jjjj) "Owned Real Property" has the meaning set forth in
            Section 3.11.

                  (kkkk) "Owned RE Lease" has the meaning set forth in Section
            5.9(b).

                  (llll) "PBGC" has the meaning set forth in Section 3.10(e)

                  (mmmm) "Parent" has the meaning set forth in the Recitals.

                  (nnnn) "Patents" has the meaning set forth in Section
            3.12(c)(i).

                  (oooo) "Payroll Practices" has the meaning set forth in
            Section 3.10(a).

                  (pppp) "Person" means any natural person or legal person
            (including, but not limited to, a corporation, joint stock company, limited liability company, partnership, joint venture, association, estate, trust, government or governmental authority, agency or instrumentality) or any group of any of natural or legal persons acting in concert.

                  (qqqq) "Personal Property" has the meaning set forth in
            Section 3.13(a).

                  (rrrr) "Plan" and "Plans" have the meaning set forth in
            Section 3.10(a).

                  (ssss) "Plymouth Owned Property" has the meaning set forth in
            Section 3.11.

                  (tttt) "Post-Closing Period" means any Tax period beginning on or after the Closing Date.

                  (uuuu) "Pre-Closing Period" means any Tax period ending on or before the Closing Date.

                  (vvvv) "Proceeding" means any audit, administrative action, assessment, case, deposition, examination, executive action, filing, hearing, information request, injunction, inquiry, investigation, judgment, levy, litigation, order, reassessment, review, seizure, subpoena, suit, summons, testimony, or other activity involving or conducted by or on behalf of any Governmental Entity.

                  (wwww) "Prohibited Business" means the following insurance business lines: (i) commercial property and casualty insurance (including customary bonds and surety in connection therewith); (ii) personal property and casualty insurance; and (iii) group health insurance.

                  (xxxx) "Purchase Price" has the meaning set forth in Section
            2.1.

                  (yyyy) "Real Property" has the meaning set forth in Section
            3.11.

                  (zzzz) "Release" means any spilling, leaking, pumping,
            pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, or disposing of a Hazardous Substance into the Environment.

                  (aaaaa) "Remuneration" means, as determined on each
            Anniversary Date with respect to a particular Company, the total expenditures (including, but not limited to, wages, commissions, bonuses, pension and fringe benefits, FICA, FUTA and other employment-related Taxes, unemployment insurance, healthcare and administrative expenditures) relating to all officers, directors, employees, producers consultants, independent contractors and other personnel incurred for the one-year period ending on the Anniversary Date. The amount set forth in the preceding sentence shall be determined in accordance with GAAP.

                  (bbbbb) "Representative" has the meaning set forth in Section
            10.2.

                  (ccccc) "Restricted Market" means each of the following
            states: Connecticut, Delaware, Massachusetts, New Hampshire, Pennsylvania, and Rhode Island.

                  (ddddd) "SEC" means the United States Securities and Exchange
            Commission.

                  (eeeee) "Securities Act" means the Securities Act of 1933, as amended.

                  (fffff) "Seller Indemnitee" has the meaning set forth in
            Section 7.3.

                  (ggggg) "Sellers" has the meaning set forth in the Recitals.

                  (hhhhh) "Seller Required Consents" has the meaning set forth in Section 3.4(b).

                  (iiiii) Severance Plans" has the meaning set forth in Section
            3.10(h).

                  (jjjjj) "Site" means any of the real properties currently or previously owned, leased, used or operated by the Companies, any predecessors of the Companies or any entities previously owned by the Companies, including all soil, subsoil, surface waters and groundwater thereat.

                  (kkkkk) "Straddle Period" means any Tax period beginning
            before the Closing Date and ending after the Closing Date.

                  (lllll) "Strategic Alliance Agreement" has the meaning set forth in the Recitals.

                  (mmmmm) "Sub-Lease Agreement" has the meaning set forth in
            Section 5.9(a).

                  (nnnnn) "Subsidiary Interests" has the meaning set forth in
            Section 3.2(b).

                  (ooooo) "Subsidiary Securities" has the meaning set forth in
            Section 3.2(b).

                  (ppppp) "Subsidiaries" means The Feitelberg Company of Rhode
            Island, Inc. and B & L Insurance Advisers, Inc.

                  (qqqqq) "Tangible Net Worth" means the aggregate assets (as of the Closing Date) of the Companies less the sum of the aggregate liabilities (as of the Closing Date) of the Companies and the aggregate intangible assets (including, but not limited to, goodwill) (as of the Closing Date) of the Companies. The amount set forth in the preceding sentence shall be determined (without duplication) in accordance with GAAP and, if permitted under GAAP, in a manner consistent with the balance sheets (as described in Section 3.5(a) and as of December 31, 2005) of the Companies, except as otherwise set forth below:

                  (i) Any asset relating to, derived from or created by any of the following items shall be disregarded: (A) any contingent commission or similar arrangement, (B) any transaction contemplated under any Transaction Document (including, but not limited to any insurance or indemnity benefit under
                  Section 7.2(h)), (C) any and all assets (including, but not limited to, any goodwill associated therewith) purchased directly or indirectly from Wachovia Insurance Services, LLC pursuant to that certain purchase agreement dated July 1, 2005 or Christopher Missett, (D) any and all leasehold improvements associated with the Norristown, PA facility, (E) without any reduction for any reserve or similar offset, any account receivable or other amounts due from any employee or independent contractor (including, but not limited to, amounts due from Mick McDonald, Robert Langner, Deborah Sewell, Teresa DeSanto, Rick Stoddard, Charles W. Smith, Gary Jester, Neil Santorella, Matt Winters, Glenn Peffer, Cliff Sharpe and Jean
                  Hamm), (F) without any reduction for any reserve or similar offset, any and all accounts receivable or other amounts due from the Parent, the Sellers or any Affiliate of any of the foregoing, (G) any and all arbitration awards (including, but not limited to, the amount set forth in Account Number 10170),
                  (H) the sale of real property in Falmouth, MA (including, but not limited to, the amount recorded in B & L's financial records in Account Number 23071), (I) any and all amounts listed or treated as inventory (including, but not limited to, supplies and envelopes and the amount set forth in Account Number 13030 in B & L's financial records), (J) any and all amounts (to the extent relating to or derived from any commissions or other fees) recorded in Account Number
                  1.11081.00 in Feitelberg's general ledger, (K) any interests in real property, (L) the escrow account balance or other security associated with the purchase of assets from Waypoint Insurance Group, Inc., pursuant to that certain purchase agreement dated November 30, 2004 and (M) any account receivable or other amount due from or under any Plan or life insurance policy;

                  (ii) Any liability relating to, derived from or created by any of the following items shall be disregarded: (A) any and all amounts payable to Mr. Michael Studner, (B) any mortgage or other debt secured by real property, and (C) any account payable or other amount incurred under any Plan or life insurance policy;

                  (iii) To the extent not otherwise treated as a liability in accordance with GAAP, each of the following items or amounts shall be deemed to be and treated as a liability: (A) any account payable relating to or other amount to be paid under any Plan or life insurance policy, (B) with respect to any contingent payment obligation incurred in connection with a purchase of assets from AllTown Insurance, the excess (if any) of $949,631 over any actual payments made prior to the Closing Date by B & L to AllTown Insurance, and (C) with respect to any contingent payment obligation incurred in connection with a purchase of the assets of Gagne Insurance, the excess (if any) of $812,000 over any actual payments made since January 31, 2006 and prior to the Closing Date by B & L to the sellers of Gagne Insurance;

                  (iv) Any allowance for doubtful accounts established with respect to any Accounts Receivable, any and all reserves established with respect to error and omission insurance claims, and any and all reserves established with respect to
                  Section 9(qqqqq)(i)(E) above shall be reversed; and

                  (v) Reserves for policy cancellations (as established in accordance with SEC issued Bulletin No. 101 (SAB 101)) shall be deemed to be $394,000 in the aggregate (consisting of $145,000 in the case of Citizens Clair, $173,000 in the case of B & L, and $76,000 in the case of B & L).

                  (rrrrr) "Targeted Contingent Payments" has the meaning
            specified in Section 2.4(a).

                  (sssss) "Targeted Tangible Net Worth" has the meaning set
            forth in Section 2.3(b).

                  (ttttt) "Tax" means any net income, gross income, profits, gross receipts, excise, property, sales, ad valorem, withholding, social security, retirement, excise, employment, unemployment, minimum, alternative, add-on minimum, estimated, severance, stamp, occupation, environmental, premium, capital stock, disability, windfall profits, use, service, net worth, payroll, franchise, license, gains, customs, transfer, recording, and other tax, duty, fee, assessment or charge of any kind whatsoever, assessed or otherwise imposed by any Governmental Entity or under applicable Law, together with any interest, penalties or any other additions or increases.

                  (uuuuu) "Tax Return" means any return, election, declaration, report, schedule, information return, document, statement relating to Taxes, or any amendment to any of the foregoing (including, without limitation, any consolidated, combined or unitary return) filed or required to be filed with any Governmental Entity.

                  (vvvvv) "Third Party Rights" has the meaning set forth in
            Section 3.12(a)(ii).

                  (wwwww) "Total Revenue" means, as determined on each
            Anniversary Date with respect to a particular Company, the total gross revenues consisting of commissions, fees and interest for the one year period ending on each Anniversary Date. The amount set forth in the preceding sentence shall be determined in accordance with GAAP.

                  (xxxxx) "Transaction Documents" has the meaning set forth in
            Section 3.3.

                  (yyyyy) "Transition Services Agreement" has the meaning set forth in Section 5.16.

                  (zzzzz) "Unit 1, West Bridgewater Owned Property" has the
            meaning set forth in Section 3.11.

                  (aaaaaa) "Unit 2, West Bridgewater Owned Property" has the meaning set forth in Section 3.11.

                  (bbbbbb) "WARN" has the meaning set forth in Section 3.25(c).

      10. MISCELLANEOUS.

            10.1 Transaction Fees and Expenses. Except as otherwise specified herein, each party shall bear such costs, fees and expenses as may be incurred thereby in connection with this Agreement and the transactions contemplated hereby. In connection with the transactions contemplated by this Agreement, the Buyer shall be solely responsible for all expenses associated with any notification filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

            10.2 Notices. Any notice, demand, request or other communication which is required, called for or contemplated to be given or made hereunder to or upon any party hereto shall be deemed to have been duly given or made for all purposes if (a) in writing and sent by (i) messenger or a recognized national overnight courier service for next day delivery with receipt therefor, or (ii) certified or registered mail, postage paid, return receipt requested, or (b) sent by facsimile transmission with a written copy thereof sent on the same day by postage paid first-class mail, or (c) by personal delivery to such party at the following address:

                  if to the Buyer, to:

                           Hub International Limited
                           55 East Jackson Boulevard
                           Chicago, IL  60604
                           Attention:  Marianne D. Paine, Esq.
                           Facsimile:  (877) 402-6606

                  with a copy to:

                           Katten Muchin Rosenman LLP
                           575 Madison Avenue
                           New York, NY 10022
                           Attention:  Mark A. Limardo, Esq.
                           Facsimile:  (212) 894-5507
            if to the Sellers and Parent:

                     Citizens Financial Group, Inc.
                     1 Citizens Plaza
                     Providence, RI 02903-1339
                     Attention: Bradford B. Kopp
                                Group Executive Vice President
                     Tel: (401) 456-7570
                     Fax: (401) 282-2619

                     and to:

                     Citizens Financial Group, Inc.
                     28 State Street
                     Boston, MA 02109
                     Attention: Joel J. Brickman, Esq.
                                Senior Vice President,
                                General Counsel and Secretary
                     Tel: (617) 725-5928
                     Fax: (617) 725-5620

            with a copy to:

                     Goodwin Procter LLP
                     Exchange Place
                     Boston, MA 02109
                     Attention: Gregory J. Lyons, Esq.
                     Tel: (617) 570-1329
                     Fax: (617) 523-1231

or such other address as either party hereto may at any time, or from time to time, direct by notice given to the other party in accordance with this Section
10.2. Notwithstanding the foregoing, each Seller hereby appoints and constitutes Mr. Bradford B. Kopp, and any person he designates in writing to the Buyer (the "Representative"), as its true and lawful agent and attorney-in-fact to act for and on behalf of such Seller for the purpose of taking any and all actions by such Seller specified in or contemplated by this Agreement, including as agent and attorney-in-fact for such Seller (a) in connection with any amendment or waiver of any provision of this Agreement, (b) in connection with the receipt of the Purchase Price and all agreements, certificates and other documents at the Closing, (c) with respect to the matters set forth in Section 2.3 and Section
2.5 relating to the review of, making any objections to and reaching agreement on, the calculation of Audited Tangible Net Worth and any Earn-out Calculation,
(d) for the purpose of receiving from the Buyer and distributing to the Sellers any Earn-out Payment, (e) for the purpose of collecting from the Sellers and paying to the Buyer any amounts required to be paid to the Buyer under this Agreement, (f) giving and receiving notices on behalf of the Sellers under this Agreement, and (g) for the purpose of defending all indemnity claims pursuant to
Article 7, consenting to, compromising or settling all such indemnity claims, and conducting negotiations with the Buyer under this Agreement. Any decision, act, consent or instruction of the Representative hereunder shall constitute a decision of all of the Sellers and shall be final,

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

binding and conclusive upon each Seller, and the Buyer shall be entitled to rely upon any such decision, act, consent or instruction of the Representative as being the decision, act, consent or instruction of each Seller.

            10.3 Amendments. Except as otherwise provided herein, no amendment of this Agreement shall be valid or effective unless in writing and signed by or on behalf of the party against whom the same is sought to be enforced.

            10.4 Waiver. No course of dealing of any party hereto, no omission, failure or delay on the part of any party hereto in asserting or exercising any right hereunder, and no partial or single exercise of any right hereunder by any party hereto shall constitute or operate as a waiver of any such right or any other right hereunder. No waiver of any provision hereof shall be effective unless in writing and signed by or on behalf of the party to be charged therewith. No waiver of any provision hereof shall be deemed or construed as a continuing waiver, as a waiver in respect of any other or subsequent breach or default of such provision, or as a waiver of any other provision hereof unless expressly so stated in writing and signed by or on behalf of the party to be charged therewith.

            10.5 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Massachusetts, without regard to conflict of law provisions, except to the extent precluded by federal law of mandatory application.

            10.6 Severability. The provisions hereof are severable and if any provision of this Agreement shall be determined to be legally invalid, inoperative or unenforceable in any respect by a court of competent jurisdiction, then the remaining provisions hereof shall not be affected, but shall, subject to the discretion of such court, remain in full force and effect, and any such invalid, inoperative or unenforceable provision shall be deemed, without any further action on the part of the parties hereto, amended and limited to the extent necessary to render such provision valid, operative and enforceable.

            10.7 Force Majeure. No party shall be liable to the other party for any default or delay in the performance of its obligations under this Agreement if such default or delay is caused, directly or indirectly, by revolution or other civil disorders, wars, acts of enemies, strikes not involving employees of the party failing to perform, fires, floods, acts of God, federal, state, or municipal action, statute, ordinance or regulation or, without limiting the foregoing, any other causes not within its reasonable control, and which, by the exercise of reasonable diligence, it is unable to prevent.

            10.8 Successors and Assigns. This Agreement is binding upon, shall inure to, and is for the benefit of the parties hereto and their respective successors, legal representatives, and assigns. This Agreement cannot be assigned (except to any Affiliate of each of the parties), whether by operation of law or otherwise, except by a written agreement executed by the parties hereto or their respective successors and assigns.

            10.9 Usage. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require. All terms defined in this Agreement in their singular or plural forms have correlative meanings when used herein in their

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plural or singular forms, respectively. Unless otherwise expressly provided, the words "include," "includes" and "including" do not limit the preceding words or terms and shall be deemed to be followed by the words "without limitation."

            10.10 Entire Agreement; Ambiguities. This Agreement, together with the Exhibits, Schedules, certificates and other documentation referred to herein or required to be delivered pursuant to the terms hereof, contains the terms of the entire agreement among the parties with respect to the subject matter hereof and thereof and supersedes any and all prior agreements, commitments, understandings, discussions, negotiations or arrangements of any nature relating thereto. Each party hereto has been represented by legal counsel in the review and revisions of this Agreement and each party agrees that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not apply in interpreting this Agreement, and the terms and provisions of this Agreement shall be construed fairly as to all parties, regardless of which party was generally responsible for the preparation of this Agreement. Any Law defined or referred to herein (or in any agreement or instrument that is referred to herein) means such law as, from time to time, may be amended, modified or supplemented, including (in the case of statutes) by succession of comparable successor statutes. References to a Person also refer to its predecessors and its permitted successors and assigns.

            10.11 Section Headings. Article and Section headings in this Agreement are for convenience and reference only, do not constitute part of this Agreement and shall not modify or affect its interpretation.

            10.12 Counterparts. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other parties hereto.

            10.13 No Personal Liability. This Agreement (and each agreement, certificate and instrument delivered pursuant hereto) shall not create or be deemed to create or permit any personal liability or obligation on the part of any officer, director, employee, agent, representative or investor of any party hereto.

            10.14 No Third Party Beneficiaries. No provision of this Agreement is intended to, or shall, confer any third party beneficiary or other rights or remedies upon any Person other than the parties hereto. Without limiting the generality of the foregoing, no provision of this Agreement shall create any third party beneficiary rights in any employee or former employee of the Companies (including any beneficiary or dependent thereof) in respect of continued employment by the Companies or otherwise.

                            [SIGNATURE PAGE FOLLOWS]

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

      IN WITNESS WHEREOF, the parties have executed this agreement as of the date first set forth above.

                                SELLERS:

                                CITIZENS BANK OF MASSACHUSETTS

                                By: /s/ Donald J. Barry, Jr.
                                    ------------------------------------
                                    Name:  Donald J. Barry, Jr.
                                    Title: Senior Vice President

                                CITIZENS BANK OF PENNSYLVANIA

                                By: /s/ Mark E. Thompson
                                    ------------------------------------
                                    Name:  Mark E. Thompson
                                    Title: Executive Vice President

                                COURT STREET HOLDINGS, INC.

                                By: /s/ Donald J. Barry, Jr.
                                    ------------------------------------
                                    Name:  Donald J. Barry, Jr.
                                    Title: President

                                CITIZENS FINANCIAL GROUP, INC:

                                By: /s/ Bradford B. Kopp
                                    ------------------------------------
                                    Name:  Bradford B. Kopp
                                    Title: Group Executive Vice President

                                BUYER:

                                HUB U.S. HOLDINGS, INC.

                                By: /s/ Martin P. Hughes
                                    ------------------------------------
                                    Name:  Martin P. Hughes
                                    Title: Chief Executive Officer

                                HUB INTERNATIONAL LIMITED
                                (as to Section 5.15 only)

                                By: /s/ Martin P. Hughes
                                    ------------------------------------
                                    Name:  Martin P. Hughes
                                    Title: Chief Executive Officer

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